                                                                    Exhibit 3.32




                          SECOND AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                         VALOR TELECOMMUNICATIONS, LLC
                      a Delaware limited liability company

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          VALOR TELECOMMUNICATIONS, LLC

                                TABLE OF CONTENTS

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ARTICLE I THE COMPANY - FORMATION AND PURPOSES.............................................         3

    1.1       Formation and Continuation...................................................         3
    1.2       Name.........................................................................         3
    1.3       Principal Office.............................................................         3
    1.4       Effective Date; Duration.....................................................         3
    1.5       Fiscal Year..................................................................         3
    1.6       Purposes.....................................................................         4
    1.7       Organizational Expenses......................................................         4
    1.8       Seal of the Company..........................................................         4

ARTICLE II MANAGEMENT AND OPERATION OF THE COMPANY.........................................         4

    2.1       Power and Authority of Members...............................................         4
    2.2       Power and Authority of Directors.............................................         4
    2.3       Members......................................................................         5
    2.4       Liability of Members and Directors...........................................         7
    2.5       Certain Duties and Liabilities of Members and Directors......................         8
    2.6       Reliance by Third Parties....................................................         8
    2.7       Directors; Number, Appointment, Removal, Qualifications, Etc.................         8
    2.8       Directors; Meetings; Committees and Delegation...............................        11
    2.9       Officers.....................................................................        13
    2.10      Interested Directors; Transactions with Affiliates of WCAS Investors.........        15
    2.11      Books and Records............................................................        16
    2.12      Indemnification..............................................................        17

ARTICLE III CAPITAL CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS...........................        20

    3.1       Form of Contribution.........................................................        20
    3.2       Contributions by the Initial Members.........................................        20
    3.3       Contributions by the Additional Members and the Kerrville Members............        21
    3.4       [Intentionally Omitted]......................................................        21

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    3.5       Determination of Book Value of Company Assets ...............................        21
    3.6       Withdrawal of Capital; Limitation on Distributions ..........................        22
    3.7       Capital Accounts; Allocations of Net Profits and Net Losses .................        22
    3.8       Special Allocations .........................................................        25
    3.9       [Intentionally Omitted] .....................................................        27
    3.10      New Members .................................................................        27
    3.11      [Intentionally Omitted]......................................................        27
    3.12      Distributions, Etc ..........................................................        28
    3.13      Withholding .................................................................        28
    3.14      Tax Matters Partner .........................................................        29

ARTICLE IV INTERESTS AND OTHER SECURITIES .................................................        29

    4.1       Preferred and Common Interests ..............................................        29
    4.2       Class A Preferred Interests..................................................        30
    4.3       Class A Common Interests.....................................................        33
    4.4       Class B Preferred Interests..................................................        34
    4.5       Class B Common Interests.....................................................        36
    4.X       Class C Interests............................................................        37
    4.6       Priority of Payments Upon Liquidation and Redemption; Certain Restrictions...        39
    4.7       Certain Notices .............................................................        41
    4.8       Issuance of Interests Upon the Admission of Additional Members ..............        41
    4.9       Fractional Interests ........................................................        41

ARTICLE V DISSOLUTION AND WINDING-UP ......................................................        42

    5.1       Dissolution .................................................................        42
    5.2       Resignation of Members ......................................................        42
    5.3       Winding-Up ..................................................................        43

ARTICLE VI RESTRICTIONS ON TRANSFER; CERTAIN SALE AND PREEMPTIVE RIGHTS ...................        43

    6.1       General; Tag-Along Rights ...................................................        43
    6.2       Right of First Offer ........................................................        45
    6.3       Permitted Transferees .......................................................        46
    6.4       Preemptive Rights ...........................................................        47
    6.5       Sale of the Business; Drag-Along Rights .....................................        47
    6.6       Tax-Free Transactions Involving Intermediary Entities .......................        49

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ARTICLE VII ADMISSION OF NEW MEMBERS ......................................................        50

    7.1       Admission of New Members ....................................................        50
    7.2       Transferees and Assignees ...................................................        52

ARTICLE VIII CERTAIN AGREEMENTS ...........................................................        52

    8.1       Mergers, Etc.................................................................        5
    8.2       Public Offering .............................................................        5
    8.3       Provisions Relating to Subsidiaries..........................................        5
    8.4       Additional Issuances of Preferred Equity.....................................        5
    8.5       Advisory and Monitoring Fees.................................................        5
    8.6       Allocation of Expenses ......................................................        5

ARTICLE IX CERTAIN DEFINITIONS.............................................................

ARTICLE X MISCELLANEOUS PROVISIONS.........................................................

    10.1      Entire Agreement ............................................................        70
    10.2      Amendment ...................................................................        70
    10.3      Duration of Certain Agreements ..............................................        71
    10.4      Interpretation ..............................................................        71
    10.5      Severability ................................................................        71
    10.6      Burden and Benefit Upon Successors ..........................................        71
    10.7      Further Assurances ..........................................................        72
    10.8      Counterparts ................................................................        72
    10.9      Waiver ......................................................................        72

TESTIMONIUM................................................................................        66

Schedule                           Description
--------                           -----------
I                     Initial Member Interests
II                    Additional Members
III                   Capital Commitments of Initial and Additional Members
IV                    Capital Commitments of Kerrville Members

Annex A               The Board of Directors

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         VALOR TELECOMMUNICATIONS, LLC
                      a Delaware limited liability company

            Second Amended and Restated Limited Liability Company Agreement (this "Agreement"), dated as of January 31, 2002, of Valor Telecommunications, LLC, a Delaware limited liability company (the "Company"), among (i) Anne K. Bingaman ("Bingaman"), Boban Mathew ("Mathew"), Michael A. Page ("Page") and Mark S. Zitz ("Zitz"), as the initial members of the Company (collectively with their successors and assigns, the Initial Members"), (ii) the persons and entities named in part 1 of Schedule II hereto (collectively, the "Additional Members" and, together with the Initial Members, the "Southwest I Members", which term shall include any other persons or entities admitted as substitute or additional Southwest I Members after the date of this Agreement, and shall exclude any persons who cease to be Southwest I Members), and (iii) the persons and entities named in part 2 of Schedule II hereto (collectively, the "Kerrville Members", which term shall include any other persons or entities admitted as substitute or additional Kerrville Members after the date of this Agreement and shall exclude any persons who cease to be Kerrville Members, and, together with the Southwest I Members, the "Members") amending and restating the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 3, 1999, as amended prior to the date hereof (the "1999 Agreement"), by and among the Southwest I Members.

            The Company was formed on May 11, 1999 by the Initial Members as a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Delaware Act"), Del. Code Ann. tit. 6 Sections 18-101 et seq., and in connection therewith the Initial Members executed and delivered the Restated Limited Liability Company Agreement of dba Communications, LLC, dated as of May 11, 1999 (the "Original Agreement"), pursuant to which each of the Initial Members contributed to the Company the amounts set forth opposite his or her name on Schedule I hereto in the column labeled "Description of Initial Capital Contribution" (with respect to each Initial Member, such Initial Member's "Initial Investment").

            On September 3, 1999, the Initial Members and the Additional Members entered into the 1999 Agreement which amended and restated the Original Agreement to provide for (i) the exchange by each Initial Member of his or her membership interest attributable to his or her Initial Investment for the Class A Common Interests, Class A Preferred Interests, Class B Common Interests and Class B Preferred Interests (as such terms are hereinafter defined) of the Company set forth opposite the name of such Initial Member on Schedule III hereto (excepting in the case of Bingaman, the portion of her Class A Common Interests and Class A Preferred Interests referred to in the succeeding clause (ii), all in accordance with the terms of the 1999 Agreement and the Subscription Agreement dated as of September 3, 1999 (the "Initial Members Subscription Agreement") among the Company and the Initial Members, (ii) the purchase by Bingaman of a portion of the Class A Common Interests and Class A Preferred Interests set forth opposite her name on Schedule III hereto in accordance with the terms of the 1999 Agreement and the Initial Members Subscription Agreement and (iii) the purchase by each of the Additional Members of the Class A Common Interests and Class A Preferred Interests set forth opposite the name of such Additional Member on
Schedule III hereto, all in accordance with the terms of the 1999 Agreement and the Subscription Agreement dated as of September 3, 1999 (the "Additional Members Subscription Agreement") among the Additional Members and the Company.

            In order to acquire each of the Original Telephone Businesses, the Company formed Valor Telecommunications Southwest, LLC, a Delaware limited liability company ("Southwest I") and provided equity funding to Southwest I for such acquisitions with the proceeds of sale of the Class A Interests purchased by certain of the Southwest I Members, as aforesaid.

            In order to acquire all the issued and outstanding capital stock of Kerrville Communication Corporation ("Kerrville"), the Company has formed Valor Telecommunications Southwest II, LLC ("Southwest II"), which has caused one of its subsidiaries, Valor Enterprises II, LLC, to enter into a Stock Purchase Agreement, dated as of September 7, 2001 (the "Kerrville Acquisition Agreement") with BA Capital Company, L.P., Kerrville, and each of the persons listed as stockholders of Kerrville on Schedule 5.2 of the Kerrville Stock Purchase Agreement, and desires to provide equity funding to Southwest II to consummate the transactions contemplated thereby.

            In connection therewith, the Southwest I Members and the Kerrville Members desire to amend and restate the 1999 Agreement to provide for the purchase by each of the Kerrville Members of the number of Class C Interests set forth opposite the name of such Kerrville Member on Schedule IV hereto, all in accordance with the terms of this Agreement and the Subscription Agreement, dated as of January 31, 2002 (the "Kerrville Members Subscription Agreement"), among the Kerrville Members and the Company.

            Certain capitalized terms used herein have the meanings ascribed to them in Article IX hereof.

                                    ARTICLE I
                      THE COMPANY - FORMATION AND PURPOSES

            1.1   Formation and Continuation.

            (a) The Members hereby execute this Agreement for the purpose of setting forth the rights and obligations of the Members and to continue the business of the Company. The Certificate of Formation of the Company (the "Certificate of Formation") was duly executed and filed with the Delaware Secretary of State pursuant to the Delaware Act on May 11, 1999.

            (b) Each Member confirms and agrees to such Member's status as a Southwest I Member or a Kerrville Member or both, as the case may be, and has acquired or subscribes for the acquisition of the Interests described herein upon the terms and conditions set forth in this Agreement, the Initial Members Subscription Agreement, the Additional Members Subscription Agreement or the Kerrville Members Subscription Agreement, as the case may be.

            (c) The Members hereby execute and adopt this Agreement as a limited liability company agreement of the Company pursuant to Section 18-201 of the Delaware Act.

            1.2   Name. The name of the Company shall be "Valor
Telecommunications, LLC".

            1.3 Principal Office. The principal office of the Company shall be located at Las Colinas Tower I, 201 East John Carpenter Freeway, Irving, Texas 75062. The location of the principal office may be changed to such other place and the Company may have such other offices wherever located as the Board of Directors may from time to time determine.

            The Company shall have and maintain a registered office in the State of Delaware, which shall be located in the City of Dover. The Company shall also have a registered agent for service of process on the Company in the State of Delaware, and the registered agent in Delaware initially shall be United States Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.

            1.4 Effective Date; Duration. This Agreement shall take effect upon the execution and delivery of this Agreement by the parties hereto and shall continue until terminated in accordance with Article V. The term of the Company commenced on May 11, 1999, the date upon which the Certificate of Formation of the Company was duly filed and recorded in the office of the Secretary of State of the State of Delaware.

            1.5 Fiscal Year. The fiscal year of the Company shall be the calendar year.

            1.6 Purposes. The Company has been formed for the purposes of (i) acquiring, holding and exercising all rights, powers, privileges and other incidents of ownership or possession with respect to, and selling or otherwise disposing of for value, assets of companies or equity interests in (A) companies conducting local telephone exchange operations in New Mexico, Texas and Oklahoma (each of said local telephone exchange operations being referred to as an "Original Telephone Business"), (B) Kerrville and (C) companies conducting such other telephone operations in such areas of the United States as may be determined by the Board in accordance with this Agreement, including, without limitation, limited liability companies, limited partnerships or other entities to be formed to conduct such operations as successors in interest to GTE Southwest Incorporated, the stockholders of Kerrville or other sellers of telephone operations or related businesses, and one or more additional entities to be organized and operated from time to time by the Company or such limited liability company, limited partnership or other entity at the discretion of the Board of Directors, (ii) carrying on any other lawful business, purpose or activity permitted to be carried on by limited liability companies under the Delaware Act, and (iii) possessing and exercising all the powers and privileges granted by Section 18-106(b) of the Delaware Act so far as necessary or convenient to the attainment of the purposes set forth in the foregoing clauses
(i) and (ii).

            1.7 Organizational Expenses. The Company shall be solely responsible for the expenses of organizing the Company.

            1.8 Seal of the Company. The Board of Directors may adopt a seal, alter such seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                   ARTICLE II
                     MANAGEMENT AND OPERATION OF THE COMPANY

            2.1 Power and Authority of Members. The Members shall manage the Company only through their designated Directors on the Board of Directors, and the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

            2.2 Power and Authority of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors (the "Board"), except as may be otherwise provided in this Agreement. The Board shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by Section 1.6 and to perform all acts which the Board may deem necessary or advisable in connection therewith. The Members agree that, subject to the terms of this Agreement, all determinations, decisions and actions made or taken by the Board (or its designee(s)) shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives.

            2.3   Members.

            (a) Names and Addresses of Members. The name and present mailing address of each Member are set forth on Schedules I and II hereto, as applicable.

            (b) Rights and Obligations. Each Member shall have the rights, powers, duties and obligations provided herein for a Member.

            (c) Annual Meetings. An annual meeting of the Members shall be held each year within 120 days after the close of the immediately preceding fiscal year of the Company for the purpose of conducting such proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board.

            (d) Special Meetings. Special meetings of Members or any Class of Members may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by at least three Directors, the Chairman of the Board, the President or a Majority Vote of the Class A Common Members and the Class C Members, voting together as a single Class or, in the case of a meeting of any Class, by Majority Vote of such Class.

            (e) Place of Meetings. The Board may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company or such other place as shall be stated in the notice of such meeting.

            (f) Notice. Whenever Members or any Class of Members are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each Member entitled to vote at such meeting and to each Director not less than five nor more than 30 days before the date of the meeting. All such notices shall be delivered, either personally, by overnight courier service, by mail, or, if any Member has notified the Company in writing of an electronic mail address that may be used for such purpose, by electronic mail, by or at the direction of the Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. If sent by overnight courier service, such notice shall be deemed to be delivered on the day following the day when delivered to such service and if mailed, such notice shall be deemed to be delivered two days after the date when deposited in the United States mail, first-class mail postage prepaid, addressed to the Member at his, her or its address as the same appears on the records of the Company; and if sent by electronic mail, such notice shall be deemed to be delivered on the day when sent to the electronic mail address last notified by the Member to the Company as aforesaid. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

            (g) Quorum. The holders of a majority of the aggregate number of Class C Interests and Class A Common Interests entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members, and the holders of a majority of the Interests of any Class, present in person or represented by proxy, shall constitute a quorum at all meetings of such Class. If a quorum is not present, the holders of a majority of the Interests present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of Members, or any Class of Members, the quorum shall not be broken by the subsequent withdrawal of any Members or their proxies, unless the requisite Members whose affirmative vote with respect to any particular matter is required to vote on such matters shall not be present at the time such vote is to be taken.

            (h) Adjourned Meetings. If at any meeting of Members or any Class of Members there shall be, with respect to a particular matter, less than a quorum present, a majority of the Members present in person or by proxy and entitled to vote thereat on such matter may without further notice, following the completion of such action, if any, with respect to other matters as the Members present in person or by proxy and constituting a quorum to vote thereat on such matters desire to take, adjourn the meeting from time to time until a quorum with respect to such matter shall be present. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

            (i) Vote Required. When a quorum is present, a Majority Vote of the Class A Common Members and the Class C Members, voting together as a single Class, present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by Class is required, a Majority Vote of such Class, present in person or represented by proxy at the meeting of such Class shall be the act of such Class, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

            (j) Proxies. Each Member entitled to vote at a meeting of Members or any Class of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of Members or any Class of Members, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no Interests may be represented or voted under a proxy that have been found to be invalid or irregular.

            (k) Action by Written Consent. Unless otherwise provided in the Delaware Act, any action required to be taken at any annual or special meeting of Members, or at any meeting of any Class of Members, or any action that may be taken at any annual or special meeting of such Members or Class of Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by the holders of not less than the minimum Interests or Class of Interests that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to the Company's principal place of business, or an officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Members are recorded. If action is so taken without a meeting by less than unanimous written consent of the Members or of any Class of Members, a copy of such written consent shall be delivered promptly to all Members or all Members of such Class, who have not consented in writing. Any action taken pursuant to such written consent or consents of the Members or any Class of Members shall have the same force and effect as if taken by the Members at a meeting of the Members or such Class.

            (l) Record Dates. For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or any Class of Members or to give approvals without a meeting as provided in Section 2.3(k), the Board may set a record date, which shall not be less than two nor more than 60 days before
(a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board to give such approvals.

            (m) Conference Participation. The Members may participate in and act at any meeting of Members or any Class of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting pursuant to this Section 2.3(m) shall constitute presence in person at the meeting.

            2.4 Liability of Members and Directors. No Member or Director shall have any liability under this Agreement or under the Delaware Act except as provided in Section 2.5 or elsewhere herein or as required by the Delaware Act. Except as required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including without limitation those arising as member, owner or shareholder of another company, partnership or entity), shall be solely the debts, obligations and liabilities of the Company, and no Member or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Director of the Company. No Member or Director shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member or Director.

            2.5   Certain Duties and Liabilities of Members and Directors.

            (a) Duties of Members and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the Directors and officers of the Company, and any such duties that may be owed by any Member or by any Affiliates of any Member, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its directors and officers and any such duties that may be owed to such corporation by any similarly situated stockholder or affiliate thereof, respectively.

            (b) Limitations on Liability of Members, Directors and Officers. To the extent that any Member, Director or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to a Member
(i) any such Member, Director or officer acting under this Agreement shall not be liable to the Company or to any other Member for the Member's, Director's or officer's good faith reliance on the provisions of this Agreement, the records of the Company and such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person as to matters the Member, Director or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, and (ii) the Member's, Director's or officer's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of the Members, Directors or officers otherwise existing at law or in equity.

            2.6 Reliance by Third Parties, Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Directors and officers as herein set forth. Persons dealing with the Company are entitled to rely conclusively upon a certificate of any Secretary or Assistant Secretary as to the incumbency of any Director, officer or other personnel of the Company.

            2.7   Directors: Number, Appointment, Removal, Qualifications, Etc.

            (a) Board. The number of Directors shall be such number as shall be determined from time to time by the Board but shall not be less than seven
(7) nor more than thirteen (13) and currently shall be eleven (11). The Directors shall be elected by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class. The persons referred to on Annex A hereto are hereby approved by the Class A Common Members and the Class C Members as the current members of the Board of the Company. Directors appointed pursuant to this Agreement shall be managers for purposes of the Delaware Act.

            (b) Alternate Directors. Subject as set forth in Section 2.7(d), an alternate Director may be appointed by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class, to act for and fulfill the obligations of each Director in the event that such Director is unable to attend any meeting of the Board or any committee thereof Any such alternates shall be specified in writing by such Class A Common Members and Class C Members to the Secretary of the Company. Any appointment of an alternate Director may be changed by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class.

            (c) Removal and Resignation. Subject as set forth in Section 2.7(d) any Director or the entire Board may be removed, with or without cause, at any time, by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class acting (i) in person or by proxy at a meeting of Class A Common Members and Class C Members or (ii) by a consent in writing in the manner contemplated in Section 2.3(k), and the vacancy or vacancies in the Board caused by any such removal may be filled by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class, at such meeting or at any subsequent meeting or by consent. Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Vice President or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to Section 2.7(d), any vacancy or vacancies in the Board caused by any such resignation may be filled by Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class, at any subsequent meeting of Class A Common Members and Class C Members or by a consent in writing in the manner contemplated in Section 2.3(k).

            (d) Certain Voting Arrangements Relating to the Company. Notwithstanding the foregoing, for so long as (i) with respect to the rights granted to the WCAS Investors in this clause (d), the WCAS Investors hold not less than 25%, and (ii) with respect to the rights granted to the Vestar Investors in this clause (d), the Vestar Investors hold not less than 25% of the Class A Common Interests, in each case, acquired by each of them pursuant to the Additional

Members Subscription Agreement, at each annual or special meeting called for such purpose, and whenever the Members of the Company act by written consent with respect to the election or removal of Directors, each of the Members agrees to vote or otherwise give such Member's consent in respect of all Class A Common Interests, Class C Interests and other equity securities of the Company (whether now or hereafter acquired) owned by such Member or as to which such Member is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

            (i) the authorized number of directors on the Board to be established and remain at eleven;

            (ii)  the election to the Board of:

            (A)   six individuals designated by the WCAS Investors;

            (B)   three individuals designated by the Vestar Investors;

            (C)   the Chief Executive Officer of the Company; and

            (D)   the Chairman of the Board

      all of which individuals shall hold office, subject to their earlier removal in accordance with clause (iii) below, this Agreement and the Delaware Act, until their respective successors shall have been elected and shall have qualified;

            (iii) the removal from the Board of Directors (with or without cause) of any representative designated hereunder by the person or persons entitled to make such designation hereunder, upon such person's or persons' written request for removal as to its designee, but only upon such written request;

            (iv) upon any vacancy in the Board as a result of any individual elected as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the WCAS Investors or the Vestar Investors, as the case may be, who designated the individual who shall have so ceased to be a member of the Board or the individual who is the Chief Executive Officer of the Company;

            (v) the appointment of any alternate Director designated by the WCAS Investors or the Vestar Investors, as the case may be, who designated the Director for whom such alternate Director is appointed; and

                                                                      PARENT LLC

            (vi) the appointment of an individual designated by the Vestar Investors to the Compensation Committee, the Audit Committee and to each other Committee of the Board of the Company.

            (e) Certain Voting Arrangements Relating to Subsidiaries. With respect to the rights granted to the WCAS Investors in this clause (e) and with respect to the rights granted to the Vestar Investors in this clause (e), respectively, so long as the WCAS Investors or the Vestar Investors, as applicable, hold not less than 25% of the Class A Common Interests, in each case, acquired by each of them pursuant to the Additional Members Subscription Agreement, each of the WCAS Investors and the Vestar Investors agree to cause their respective designees to the Board to vote or otherwise give such Director's consent to:

            (i) the appointment of one individual designated by the Vestar Investors, which shall initially be Federico Pena to the board of managers of Southwest I, Southwest II and, at the request of the Vestar Investors, any other material subsidiary of the Company;

            (ii) the appointment of three individuals designated by the WCAS Investors, to the board of managers of Southwest I, Southwest II and each other subsidiary of the Company; and

            (iii) the grant to the Vestar Investors of the right to have two observers attend meetings of the board of managers or other governing body of each of the Company's operating subsidiaries; it being understood and agreed that the designees of the Company serving on the board of managers of Valor Telecommunications Southwest, LLC shall, to the extent so instructed from time to time by the Board with regard to any issue, vote as directed by the Company on such issue.

            (f) Certain Notices. With respect to meetings of the members or any class of members of the Company's subsidiaries, Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC, a written or printed notice stating the place, date, time, and purpose of such meeting shall be given to the WCAS Investors, the Vestar Investors and the CVC Investors concurrently with the notice of such meeting required to be given to the members or such class of members of such subsidiary.

            2.8   Directors; Meetinas; Committees and Delegation.

            (a) Regular and Special Meetings. Regular meetings of the Board may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board. After there has been such determination, and notice thereof has once been given to each member of the Board as hereinafter provided for special meetings, regular meetings may be held without further notice being given. Special meetings of the Board shall be held whenever called by the Chairman of the Board, if any, the President or by at least three Directors. Notice of each such meeting shall be mailed to each Director, addressed to such Director at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Director at such place by telecopier or delivered personally or by telephone, not later than five days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board need not be given to any Director if such Director shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if such Director shall be present at the meeting. Unless limited by law, this Agreement or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

            (b) Quorum and Manner of Acting. Unless otherwise provided by law or this Agreement, the presence of Directors constituting a majority of the whole Board shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law or by this Agreement.

            (c) Committees. The Board may, by resolution passed by a majority of all the Directors, designate one or more committees, each committee to consist of two or more of the Directors, which to the extent provided in such resolution shall have and may exercise the powers of the Board in the management and affairs of the Company except as otherwise limited by law or this Agreement. The Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified Director at any meeting of such committee. Such committee or committees shall have such name or names as may be determined from time to time by the resolution of the Board designating such committee. Each committee of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

            (d) Conference Participation. Members of the Board and any committee thereof may participate in and act at any meeting of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 2.8(d) shall constitute presence in person at the meeting.

            (e) Waiver of Notice and Presumption of Assent. Any Director or any member of a committee of the Board who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

            (f) Action by Written Consent. Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all the Directors or members of the committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            (g) Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Company or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

            2.9   Officers.

            (a) Establishment, Nomination and Election. The officers of the Company shall be elected by the Board and shall consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary and a Treasurer, and may, at the discretion of the Board, also consist of one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Board. One person may hold, and perform the duties of, any two or more of said offices. In their discretion, the Directors may choose not to fill any office for any period as they may deem advisable.

            (b) Election and Term of Office. The officers of the Company shall be elected annually by the Board at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.

            (c) Removal. Subject to the terms of any employment agreement between the Company and any officer of the Company, any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

            (d) Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (e) Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in this Agreement for election or appointment to such office for such term.

            (f) Chairman. The Chairman shall preside at all meetings of the Board and of the Members. The Chairman shall perform such other duties as may be prescribed by the Board or provided in this Agreement.

            (g) Chief Executive Officer, The Chief Executive Officer shall serve as the chief executive officer of the Company and shall in general supervise all the business affairs of the Company, subject to the powers of the Chairman of the Board and the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board and of the Members and shall have such other powers and perform such other duties consistent with such position as may be prescribed by the Board or provided in this Agreement.

            (h) President. The President shall, subject to the powers of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the Board or as may be provided in this Agreement.

            (i) Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the President or the Board.

            (j) Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company. The Treasurer shall exhibit at all reasonable times the Company's books of account and records to any of the Directors upon application during business hours at the office of the Company where such books and records shall be kept; when requested by the Board, the Treasurer shall render a statement of the condition of the finances of the Company at any meeting of the Board or at the annual meeting of Members; the Treasurer shall receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; in general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. The Treasurer shall give such bond, if any, for the faithful discharge of the Treasurer's duties as the Board may require.

            (k) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board and of the Members and keep the minutes thereof in a book or books to be provided for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall have charge of the records of Interests in the Company, shall see that all reports, statements and other documents required by law are properly kept and filed; and in general the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board.

            (1) Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in this Agreement, shalt have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.

            (m) Compensation, Compensation of all officers shall be fixed by the Board or a duly authorized Committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Company.

            (n) Absence or Disability of Officers. In the case of the prolonged absence or disability of any officer of the Company and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person whom it may select.

            2.10 Interested Directors; Transactions with Affiliates of WCAS Investors.

            (a) Contracts Permitted. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its directors or officers, are Directors or officers of the Company, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (i) the material facts as to such Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

            (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members entitled to vote; or

            (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee or the Members.

            (b) Quorum. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

            (c) Transactions with Affiliates of WCAS Investors. Prior to the closing of a firm commitment underwritten public offering by which equity securities of the Company are sold to the public in a public offering registered under the Securities Act of 1933 and lead managed by a nationally recognized investment banking firm, resulting in proceeds to the Company (after deducting underwriting discounts and commissions) of not less than $75,000,000

            (d) "Qualified Public Offering"), and for so long as Vestar Investors shall own at least 50% of the Class A Common Interests or the Class C Interests held by the Vestar Investors as of the date of this Agreement, any material transaction between the Company or any direct or indirect subsidiary of the Company, on the one hand, and any of the WCAS Investors or any Affiliate of any WCAS Investors, on the other hand, will require the consent of the Vestar Investors; it being understood that no such consent shall be required in the case of additional equity financings for the Company in an all-cash transaction on fair market terms and, subject to compliance with Section 6.4, transactions contemplated by Article VI hereof or the issuance of Interests to the WCAS Investors pursuant to their Capital Commitments.

            2.11  Books and Records.

            (a) Books and Records to be Kept. The Company shall keep (i) correct and complete books and records of account, (ii) minutes of the proceedings of meetings of the Members, the Board and any committee thereof, and
(iii) a current list of the Directors and officers and their residence addresses; and the Company shall also keep at its principal executive office a record containing the names and addresses of all Members, the total Interests held by each Member, the number thereof that are Class A Common Interests, Class A Preferred Interests, Class B Common Interests, Class B Preferred Interests and Class C Interests, and the dates when they respectively became the owners of record thereof (the "Members' Interest Register"). Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

            (b) Inspection of Books and Records. Any Member, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Members' Interest Register and its other books and records, and to make copies of extracts therefrom. A proper purpose shall mean any purpose reasonably related to such Person's interest as a Member. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business.

            (c) Directors' Rights to Inspect. Any Director shall have the right to examine the Members' Interest Register and the Company's other books and records for a purpose reasonably related to his/her position as a Director.

            2.12  Indemnification.

            (a) Third Party Actions, Suits and Proceedings. Each person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company (which shall include, without limitation, each of the Initial Members), or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a "proceeding"), shall be indemnified and held harmless by the Company at all times to the fullest extent permitted by law as in effect from time to time against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding that the person had reasonable cause to believe that his or her conduct was unlawful.

            (b) Actions by the Company. The Company shall indemnify at all times to the fullest extent permitted by law as in effect from time to time any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company (which shall include, without limitation, each of the Initial Members), or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) Procedure for Indemnification. Any indemnification of a Director or officer of the Company under Section 2.12(a) or Section 2.12(b) or advance of expenses under Section 2.12(f) shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Company, by action of its Board, that the Director or officer is entitled to indemnification pursuant to this Section 2.12 is required, and the Company fails to respond within 30 days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this
Section 2.12 shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct that would make it permissible under the Delaware General Corporate Law if the Company were a corporation for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company. Neither the failure of the Company (including its Directors, independent legal counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the standard of conduct set forth for a director or officer of a corporation in the Delaware General Corporate Law, nor an actual determination by the Company (including its Directors, independent legal counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (d) Rights Non-exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2.12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Members or disinterested Directors or otherwise.

            (e) Insurance. The Company shall purchase and maintain insurance, in such amounts as may be obtained by the Company at reasonable expense, on its own behalf and on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 2.12.

            (f) Expenses. Expenses incurred by any person described in Section 2.12(a) or 2.12(b) in defending a proceeding shall be paid by the Company in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

            (g) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 2.12 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

            (h) Contract Rights. The provisions of this Section 2.12 shall be deemed to be a contract right between the Company and each Director or officer who serves in any such capacity at any time while this Section 2.12 and the relevant provisions of the Delaware Act or other applicable law are in effect, and any repeal or modification of this Section 2.12 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and other rights provided for in this Section 2.12 shall inure to the benefit of the heirs, executors and administrators of any person entitled to such indemnification. Except as provided in Section 2.12(c) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Directors.

            (i) Merger or Consolidation: Other Enterprises. For purposes of this Section 2.12, references to "the Company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, and employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2.12 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 2.12, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 2.12.

                                   ARTICLE III
                             CAPITAL CONTRIBUTIONS,
                          ALLOCATIONS AND DISTRIBUTIONS

            3.1 Form of Contribution. The contribution with respect to each Member of the Company may, as determined by the Board in its discretion, be made in cash or other legal consideration.

            3.2 Contributions by the Initial Members. As described in this Agreement and the Initial Members Subscription Agreement, and in each case in accordance with the terms of such agreements, each of the Initial Members has made the Capital Contribution described in this Section 3.2.

            (a) Initial Members other than Bingaman. Each of Mathew, Page and Zitz made a Capital Contribution of his membership interest in the Company attributable to his Initial Investment in exchange for the number of Class A Common Interests and Class A Preferred Interests (excepting, in the case of Mathew, the number of Class A Interests referred to in the succeeding sentence) and all of the Class B Common Interests and Class B Preferred Interests set forth opposite his name on Schedule III hereto, and shall be considered to have made a Capital Contribution equal to the fair market value of such membership interest as determined pursuant to Section 3.7(a)(i) hereof; provided, however, that such Class B Common Interests and the Class B Preferred Interests of Mathew and Page shall be deemed to have been issued as of June 30, 2000. In addition, Mathew made a Capital Contribution to the Company in cash in the

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aggregate amount of $ 61,275 in consideration of the issuance to him of the 9,191 of the Class A Common Interests and 52,084 Class A Preferred Interests set forth opposite his name on Schedule III hereto. The aggregate amount of Mathew's Capital Contribution shall be equal to the aforesaid $61,275 in cash and the fair market value (determined pursuant to Section 3.7(a)(i) hereof) of his membership interest attributable to his Initial Investment.

            (b) Bingaman. Bingaman also made a Capital Contribution of her membership interest in the Company attributable to her Initial Investment in exchange for the number of Class A Common Interests and Class A Preferred Interests (excepting the number of Class A Interests referred to in the succeeding sentence) and all of the Class B Common Interests and Class B Preferred Interests set forth opposite her name on Schedule III hereto; provided, however, that such Class 13 Common Interests and Class 13 Preferred Interests of Bingaman shall be deemed to have been issued as of June 30, 2000. In addition, Bingaman made Capital Contributions to the Company in cash in the amount of (i) $2,000,000 in consideration of the issuance to her of 470,000 Class A Common Interests and 1,530,000 Class A Preferred Interests, as set forth opposite her name on Schedule III hereto and (ii) $295,016 in consideration of the issuance to her of 44,252 Class A Common Interests and 250,764 Class A Preferred Interests as set forth opposite her name on Schedule III hereto. The aggregate amount of Bingaman's Capital Contribution shall be equal to the $2,295,016 in cash described in clauses (i) and (ii) of the preceding sentence, and the fair market value (determined pursuant to Section 3.7(a)(i) hereof) of her membership interest attributable to her Initial Investment.

            3.3   Contributions by the Additional Members and the Kerrville
Members.

            (a) Additional Members. Each Additional Member made a Capital Contribution in cash to the Company in the aggregate amount set forth opposite such Additional Member's name on Schedule III hereto in the column labeled "Capital Commitment" in consideration of the number of Class A Interests purchased by such Additional Member set forth opposite the name of such Additional Member on Schedule III hereto, in each case in accordance with the terms of this Agreement and the Additional Members Subscription Agreement.

            (b) Kerrville Members. Each Kerrville Member has agreed to make a Capital Contribution in cash to the Company in the aggregate amount set forth opposite such Kerrville Member's name on Schedule IV hereto in the column labeled "Capital Commitment" in consideration of the number of Class C Interests being purchased by such Kerrville Member set forth opposite the name of such Kerrville Member on said Schedule IV, in each case in accordance with the terms of this Agreement and the Kerrville Members Subscription Agreement.

            3.4   [Intentionally Omitted]

            3.5   Determination of Book Value of Company Assets.

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            (a) Book Value. Except as set forth below, the book value ("Book Value") of any Company asset shall be its adjusted basis for federal income tax purposes.

            (b) Initial Book Value. The initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

            (c) Adjustments. The Book Values of all of the Company's assets shall be adjusted by the Company to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the admission of a new Member to the Company or the acquisition by an existing Member of an additional Interest in the Company from the Company; (ii) the distribution by the Company of money or property to a retiring or continuing Member in consideration for all or a portion of such Member's Interests in the Company;
(iii) the liquidation of the Company; and (iv) such other times as determined by the Board in its reasonable discretion.

            (d) Depreciation and Amortization. The Book Value of a Company asset shall be adjusted (i) for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and (ii) for Company expenditures and transactions that increase or decrease the asset's federal income tax basis.

            3.6 Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contribution to, or to receive any distribution from the Company except as provided in Article IV and
Section 3.12 hereof No Member shall be entitled to demand or receive, except as otherwise permitted herein, (i) interest on its Capital Contribution or (ii) any property from the Company other than cash.

            3.7   Capital Accounts; Allocations of Net Profits and Net Losses.

            (a)   Establishment of Capital Accounts.

                  (i) There was established on September 3, 1999 and maintained for each Southwest I Member on the books of the Company a capital account (collectively, the "Southwest I Capital Accounts") which was initially equal (x) in the case of any Initial Member, to the fair market value of his or her membership interest attributable to his or her Initial Investment as of the date such membership interest was contributed to the Company and (y) in the case of Bingaman, Mathew and each of the Additional Members (collectively with their respective successors and assigns, the "Cash investors"), to the amount of their initial cash Capital Contribution; it being understood that Bingaman's and Mathew's initial Capital Account shall equal the sum of the amounts determined in clauses (x) and (y) with respect to each of them, as applicable. It is further understood that the fair market value of the membership interests of the Initial Members attributable to their Initial Investments as of the date such

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membership interests were contributed to the Company were deemed, in the case of Bingaman to be $2,885,000, in the case of Mathew and Page to be $1,250,000 each, and in the case of Zitz, to be $250,000.

                  (ii) There shall be established and maintained for each Kerrville Member on the books of the Company a capital account (the "Kerrville Capital Accounts" and, together with the Southwest I Capital Accounts, the "Capital Accounts") which shall initially equal the amount of their respective initial Capital Contributions;

            (b) Additions to Capital Accounts. Each Member's Southwest I Capital Account or Kerrville Capital Account shall be increased, as appropriate, by:

                  (i) the amount of any money contributed by such Member to the Company with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be;

                  (ii) the fair market value of any property contributed by such Member to the Company with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be;

                  (iii) the amount of Net Profits or items thereof allocated to such Member under Section 3.7(c)(i) or Section 3.7(d), as the case maybe; and

                  (iv) the amount of any Company liabilities assumed by such Member (or taken subject to) if property is distributed to such Member by the Company with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be;

and shall be decreased by:

                  (v) the amount of any money distributed to such Member by the Company with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be;

                  (vi) the fair market value of any property distributed to such Member by the Company with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be;

                  (vii) the amount of Net Losses or items thereof allocated to such Member under Section 3.7(c)(ii) or Section 3.7(d), as the case may be; and

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                  (viii) the amount of any Member liabilities assumed by the
            Company (or taken subject to) if property is contributed to the Company by such Member with respect to such Member's Class A Interests, Class B Interests or Class C Interests, as the case may be.

The Capital Accounts shall be adjusted by all other adjustments required by Treasury Regulations section 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (c)   Allocation of Southwest I Net Profits and Net Losses.

                  (i) Allocation of Southwest I Net Profits. Net Profits and items thereof attributable to all sources other than [Southwest II] ("Southwest I Net Profits") shall be allocated among the Southwest I Members in the following order and following priority:

                  (A) First, to eliminate any Southwest I Net Losses, and in reverse order of any Southwest I Net Losses allocated under Section 3 .7(c)(ii);

                  (B) Second, to holders of Class A Preferred Interests and Class B Preferred Interests in an equal amount in respect of each such Interest to the extent that any Class A Preferred Appreciation Amount and Class B Preferred Appreciation Amount shall have accrued on such Interests pursuant to Sections 4.2(b)(ii) and 4.4(b) hereof; and

                  (C) Third, to holders of Class A Common Interests and Class B Common Interests in an equal amount in respect of each such Interest.

                  (ii) Allocation of Southwest I Net Losses. Net Losses and items thereof attributable to all sources other than Southwest II ("Southwest I Net Losses") shall be allocated among the Southwest I Members in the following order and following priority:

                  (A) First, with respect to any Southwest I Net Losses incurred prior to June 30, 2000, to the Additional Members in proportion to their respective Capital Commitments;

                  (B) Second, to holders of Class A Common Interests and Class B Common Interests in an equal amount in respect of each such Interest until all Southwest I Net Profits allocated under Section 3.7(c)(i)(C) have been eliminated;

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                  (C) Third, to holders of Class A Preferred Interests and Class B Preferred Interests in an equal amount in respect of each such Interest until all Southwest I Net Profits allocated under Section 3.7(c)(i)(B) have been eliminated;

                  (D) Fourth, to holders of Class A Common Interests in proportion to the amount of their Capital Accounts attributable to such Class A Common Interests, until the amount of such Capital Accounts attributable to such Class A Common Interests has been eliminated;

                  (E) Fifth, to holders of Class A Preferred Interests in proportion to the amount of their Capital Accounts attributable to such Class A Preferred Interests, until the amount of such Capital Accounts attributable to such Class A Preferred Interests has been eliminated;

                  (F) Sixth, to holders of Class A Common Interests and Class B Common Interests in an equal amount to each such Interest.

            (d)   Allocation of Kerrville Net Profits and Kerrville Net Losses.

                  (i) Allocation of Kerrville Net Profits. Net Profits and items thereof attributable to Southwest II ("Kerrville Net Profits") shall be allocated among the holders of the Class C Interests in the following order and following priority:

                  (A) First, to eliminate any Kerrville Net Losses, and in reverse order of any Kerrville Net Losses allocated under Section 3.7(d)(ii);

                  (B) Second, to holders of Class C Interests in an equal amount in respect of each such Interest.

                  (ii) Allocation of Kerrville Net Losses. Net Losses and items thereof attributable to Southwest II ("Kerrville Net Losses") shall be allocated among the holders of Class C Interests in the following order and following priority:

                  (A) First, to holders of Class C Interests in an equal amount in respect of each such Interest until all Kerrville Net Profits allocated under Section 3 .7(d)(i)(B) have been eliminated;

                  (B) Second, to holders of Class C Interests in proportion to the amount of their Capital Accounts attributable to such Class C Interests, until the amount of such Capital Accounts attributable to such Class C Interests has been eliminated;

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                  (C) Third, to holders of Class C Interests in an equal amount to each such Interest.

            (e) Tax Allocations; Book/Tax Differences. For federal income tax purposes, Net Profit and Net Loss and any items thereof shall be allocated among the Southwest I Members or the Kerrville Members, as the case may be, during any Fiscal Year in accordance with the allocations of the corresponding items for Capital Account purposes under Section 3.7(c) or Section 3.7(d), as applicable, provided, however, that if the Book Value of a Company asset differs from its tax basis for federal income tax purposes, then solely for purposes of computing the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among such Members under the traditional method without curative allocations under Treasury Regulation Section 1.704-3(b).

            3.8 Special Allocations. Notwithstanding the general allocation rules set forth in Section 3.7, the following special allocation rules (the "Regulatory Allocations") shall apply under the circumstances described therein:

            (a) Deficit Capital Account and Nonrecourse Debt Rules. The special rules in this Section 3.8(a) apply, in the following order, to take into account the possibility that one or more Members will have a deficit Capital Account balance for which such Member is not economically responsible (or deemed responsible under the Treasury Regulations) and the effect on the Company or any entity taxed as a partnership in which the Company has an ownership interest incurring nonrecourse debt.

                  (i) Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" during any year, to be determined in accordance with Treasury Regulations Section 1.704 2, including the tiered-partnership rules of Treasury Regulations Section 1.704-2(k), each Member shall be allocated items of income and gain for such year equal to such Member's share of the net decrease in partnership minimum gain within the meaning of Treasury Regulations Section 1.704-2(g)(2), except to the extent not required by Treasury Regulations Section 1.704-2(f). To the extent that this Section 3.8(a)(i) is inconsistent with Treasury Regulations section 1.704-2(f) or 1.704-2(k) or incomplete with respect to such regulations, the minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (ii) Member Non-Recourse Debt Minimum Gain Chargeback. If there is a net decrease in "partner nonrecourse debt minimum gain" during any year, within the meaning of Treasury Regulations Section 1.704-2(i)(2), each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain. This allocation will be made in accordance with Treasury Regulations Section 1.704-2(i)(4) and Section 1.704-20)(5). To the extent that this Section 3.8(a)(ii) is inconsistent with Treasury Regulation 1.704-2(i) or 1.704-2(k) or incomplete with respect to such regulations, the partner nonrecourse debt minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (iii) Deficit Capital Account Chargeback and Qualified Income Offset. If any Member has a deficit balance in its Capital Account in excess of such Member's share of "partnership minimum gain" and "partner non-recourse debt minimum gain" at the end of any year as defined in the Treasury Regulations, including a deficit balance for such Member caused or increased by an adjustment, allocation or distribution described in Treasury
Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit balance in its Capital Account as quickly as possible to the extent required by Treasury Regulations Section 1.704-2(b)(2)(ii). This Section 3.8(a)(iii) is intended to constitute a "qualified income offset" pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (iv) Partner Nonrecourse Deductions. Any "partner nonrecourse deductions" (as defined in Treasury Regulations Section 1.704-2) for any year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(i) or 1.704-2(k).

                  (v) Curative Allocations. The Regulatory Allocations described in this Section 3.8(a) may not be consistent with the manner in which the Members intend to divide Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members (in the same Fiscal Year and to the extent necessary, in subsequent Fiscal Years) in a manner consistent with Treasury Regulations Section 1.704-1(b) and 1.704,2 so as to prevent the Regulatory Allocations from distorting the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to Section 3.7 and in making such reallocations, account shall be taken of future Regulatory Allocations that will in all likelihood occur.

                  (vi) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of Net Profit (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases such basis) and such item shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

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            (b) Change in Member's Interest. If there is a change in any Member's share of the Company's Net Profits, Net Losses or other items during any year, allocations among the Members shall be made in accordance with their Interests in the Company from time to time during such year in accordance with
Section 706 of the Code, using the closing-of-the-books method or any other reasonable method allowable by law that is selected by the Tax Matters Partner in its reasonable discretion.

            (c) Nonrecourse Debt Sharing. For purposes of this Agreement, the Members shall be deemed to be allocated nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(b)(1), in accordance with their Applicable Percentages. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member's interest in the profits of the Company shall be deemed to equal the Applicable Percentage of such Member.

            3.9   [Intentionally Omitted]

            3.10 New Members. Upon the admission of any additional Member to the Company pursuant to Section 7.1, Schedule III shall be amended to reflect the Capital Commitment of such Member or the allocation to such Member of such portions of (i) the Capital Commitments of the Members theretofore admitted to the Company and (ii) the Interests held by such Members as shall be agreed to by the Board. The Capital Commitments of the Members in the amounts set forth on
Schedule III, as amended in accordance herewith, shall be deemed for the purposes of this Agreement as the respective Capital Commitments of the Members.

            3.11  [Intentionally Omitted]

            3.12  Distributions, Etc.

            (a) Distributions and Redemptions. Distributions and redemptions shall be made at such time and in such amounts as determined by the Board of the Company and shall be made among the Members on the same basis as set forth in
Article IV with respect to payments following a Liquidation Event or, in the case of a redemption of Preferred Interests, with respect to payments to be made upon such redemption.

            (b) Special Tax Distributions. Notwithstanding any other provision of this Section 3.12, if any Member has net taxable income for federal income tax purposes for any taxable year of the Company, then the Company shall first distribute (i) in the case of any Class A Member or Class B Member, out of proceeds arising from or assets attributable to all sources other than Southwest II and (ii) in the case of any Class C Member out of proceeds arising from or assets attributable to Southwest II, at least an amount of cash (a "Tax

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Distribution") to each such Member which, when combined with all other distributions to such Member in the current and all preceding taxable years of the Company, equals the product of (A) the highest combined federal, state and local income tax rate applicable to a resident of New York City at the time of such Tax Distribution (assuming the full deductibility for federal tax purposes of any state and local income taxes) and (B) the excess, if any, of (i) the aggregate net taxable income allocated to such Member under this Agreement in the current and all preceding taxable years of the Company over (ii) the aggregate net taxable loss allocated to such Member under this Agreement in all preceding taxable years of the Company.

            (c) Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Sections 3.12(a) and (b).

            3.13 Withholding. The Company shall comply with withholding requirements under U.S. federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Member. To the fullest extent permitted by law, in the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount to be withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding. Each Member, by its acceptance of an Interest in the Company, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

            3.14  Tax Matters Partner.

            (a) SCD Sharing Partnership, L.P. shall be the tax matters partner (the "Tax Matters Partner") of the Company and, as such, shall assume all the rights and duties of a Tax Matters Partner as set forth in the Code and in the Treasury Regulations promulgated thereunder. The Tax Matters Partner agrees to act as a liaison between the Company and the IRS in connection with all administrative and judicial proceedings involving tax controversies regarding the Company.

            (b) The Tax Matters Partner agrees that it shall not take any of the following actions without the written consent of the Board:

            (i)   settle any significant claims by the IRS against the Company;

            (ii) initiate judicial proceedings contesting adverse determinations by the IRS against the Company; and

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            (iii) enter into an agreement to extend the statute of limitations.

            (c) The Tax Matters Partner shall not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Partner unless the Members agree on a method of sharing expenses incurred in connection with the prosecution of such remedies. As long as the Tax Matters Partner is not grossly negligent and acts in good faith pursuant to instructions it receives from the Members, the Tax Matters Partner shall be fully protected in acting as such and the Company shall indemnify and hold harmless the Tax Matters Partner from and against any and all expenses incurred by the Tax Matters Partner in connection with any activities or undertakings taken by it in its capacity as the Tax Matters Partner. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Members as "notice partners" within the meaning of Section 6231(a)(8) of the Code.

                                   ARTICLE IV
                         INTERESTS AND OTHER SECURITIES

            4.1   Preferred and Common Interests.

            (a) The Interests in the Company shall be divided into five classes: Class A Preferred Interests (the "Class A Preferred Interests"), Class B Preferred Interests (the "Class B Preferred Interests", Class A Common Interests (the "Class A Common Interests"), Class B Common Interests (the "Class B Common Interests") and Class C Interests (the "Class C Interests", and, collectively with the Class A Preferred Interests, the Class B Preferred Interests, the Class A Common Interests and the Class B Common Interests, the "Interests"), Interests may, at the discretion of the Board, be represented by certificates evidencing any number of whole Class A Preferred Interests, Class B Preferred Interests, Class A Common Interests, Class B Common Interests or Class C Interests, as the case may be. The total number of Interests which the Company has the authority to issue is 500,000,000 Class A Preferred Interests, 29,305,106 Class B Preferred Interests, 500,000,000 Class A Common Interests, 5,184,255 Class B Common Interests and 50,000,000 Class C Interests.

            (b) The Board may provide for the issuance of any Interests upon the exercise, conversion or exchange of rights of any options, warrants, convertible debt securities or such other interests or instruments as the Board may determine.

            4.2   Class A Preferred Interests.

            (a) Dividends. The holders of the Class A Preferred Interests shall not be entitled to receive dividends.

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            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.6(a), upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries, the holders of the Class A Preferred Interests, shall be entitled to be paid out of proceeds arising from or assets attributable to all sources other than Southwest II the following amounts:

            (i) in the case of the Cash Investors, an amount equal to the sum of (x) $1.00 per Class A Preferred Interest acquired by such Cash Investor in such capacity, or, if greater or less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Class A Preferred Interest as of and to the date of such Liquidation Event, and (y) an amount in respect of each such Class A Preferred Interest, calculated in the manner of, and equal to, interest on the aggregate amount of such Capital Contribution from the date each payment thereof is made through the date of such Liquidation Event (the aggregate amount of such Capital Contribution being determined daily throughout the relevant period) at the rate of 20% per annum, compounded quarterly (meaning that each quarter such interest rate shall be applied to the sum of the aggregate amount of the Capital Contribution referred to in clause (x) of this paragraph (i) and the aggregate amount referred to in clause (y) of this paragraph (i) that shall have accrued with respect to all previous quarters); provided, however, that any Tax Distribution or other amounts distributed in respect of any such Class A Preferred Interest by the Company prior to such Liquidation Event shall be deducted, first from the aggregate amount of the Capital Contribution referred to in clause (x) of this paragraph (i), and then from the accrued amount referred to in clause (y) of this paragraph (i);

            (ii) in the case of the Initial Members, an amount equal to the sum of (x) $1.00 per Class A Preferred Interest acquired by such Initial Member in such capacity, and (y) an amount in respect of each such Class A Preferred Interest, calculated in the manner of, and equal to, interest on $1.00 at the rate of 20% per annum, compounded quarterly (meaning that each quarter such interest rate shall be applied to the sum of $1.00 and the amount referred to in clause (y) of this paragraph (ii) that shall have accrued with respect to all previous quarters); provided, however, that any Tax Distribution or other amounts distributed in respect of any such Class A Preferred Interest by the Company prior to such Liquidation Event shall be deducted, first from the $1.00 referred to in clause (x) of this paragraph (ii) and then from the accrued amount referred to in clause
      (y) of this paragraph (ii); and provided, further, however, that no payment of any amount shall be made under this paragraph (ii) with respect to any such Class A Preferred Interest prior to June 30, 2000.

The amount payable to the holders of Class A Preferred Interests in respect of each such Interest as described in clause (x) of each of paragraph (i) and paragraph (ii) of this Section 4.2(b) is referred to herein as the "Class A Preferred Capital Amount"; the amount payable to such holders in respect of each such Interest as described in clause (y) of each such paragraph is referred to

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herein as the "Class A Preferred Appreciation Amount"); and the aggregate amount payable to such holders in respect of each such Interest as described in each such paragraph is referred to herein as the "Class A Preferred Liquidation Amount".

            (c)   Redemption.

            (i)   Subject to the priorities and restrictions set forth in
      Section 4.6(b) and to any restrictions (including without limitation any requirements as to the use of proceeds) contained in the Loan Agreements, the Class A Preferred Interests are redeemable, out of proceeds arising from or assets attributable to all sources other than Southwest II, at a redemption price equal to the Class A Preferred Liquidation Amount as of and to the date fixed for redemption, as if such date were the date upon which a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries occurred, as follows:

            (A) The Class A Preferred Interests may be redeemed in whole or from time to time in part at any time (in amounts which shall be 100,000 Class A Preferred Interests or an integral multiple thereof), at the option of the Company.

            (B) The Company shall redeem all of the Preferred Interests then outstanding on September 3, 2011.

            (C) The Company shall, subject to the provisions of Section 8.2, upon the occurrence of a Redemption Event, redeem all of the Class A Preferred Interests then outstanding (or, if the Company is not permitted by any Loan Agreement to redeem all such Interests, the maximum number of Class A Preferred Interests so permitted to be redeemed).

            (ii) The date of any redemption of any Class A Preferred Interests pursuant to this Section 4.2(c) and of any Class B Preferred Interests pursuant to Section 4.4(c) is referred to herein as a "Preferred Interest Redemption Date."

            (iii) Any Class A Preferred Interests redeemed pursuant to this
      Section 4.2(c) or otherwise acquired by the Company in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Class A Preferred Interests accordingly.

            (iv) In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding Class A Preferred Interests on a Preferred Interest Redemption Date, subject to the priorities and restrictions set forth in Section 4.6, all Class A Preferred Interests to be redeemed, purchased or retired shall be selected pro rata, such that there shall be redeemed, purchased or retired from each registered holder in whole Class A Preferred Interests, as nearly as practicable to the nearest whole Class A Preferred Interest, the proportion of all the Class A Preferred Interests to be redeemed, purchased or retired which the number of Class A Preferred Interests held of record by such holder bears to the total number of Class A Preferred Interests at the time out-standing.

            (d) Voting Rights. Except as otherwise provided in this Agreement and by law, the holders of Class A Preferred Interests shall have no vote on any matters to be voted on by the Members of the Company.

            (e) Restrictions. Subject to the restrictions contained in Section 8.4, at any time when Class A Preferred Interests are outstanding, except where the vote or written consent of the holders of a greater number of Interests is required by law or by this Agreement, and in addition to any other vote required by law, without a Majority Vote of the Class A Preferred Members, given in person or by proxy, either in writing or at a special meeting of the Class A Preferred Members called for that purpose:

            (i) With respect to dividends payable or distributions of assets on liquidation to be made out of proceeds arising from or assets attributable to any source other than Southwest II, the Company will not
      (x) create or authorize the creation of any additional class of limited liability company interests unless the same ranks junior to the Class A Preferred Interests both as to such dividends and as to the distribution of such assets on liquidation, or (y) increase the authorized amount of the Class A Preferred Interests, or increase the authorized amount of any additional class of limited liability company interests unless the same ranks junior to the Class A Preferred Interests both as to dividends and as to the distribution of assets on liquidation, or (z) create or authorize any obligations or securities convertible into Class A Preferred Interests or into limited liability company interests of the Company of any other class unless the same ranks junior to the Class A Preferred Interests both as to such dividends and as to the distribution of such assets on liquidation, in each case, whether any such creation or authorization or increase shall be by means of amendment of this Agreement, merger, consolidation or otherwise.

            (ii) The Company will not amend, alter or repeal this Agreement in any manner which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Class A Preferred Interests, the Class A Common Interests, the Class B Preferred Interests, the Class B Common Interests or the Class C Interests or which in any manner adversely affects the Class A Preferred Interests or the holders thereof.

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            (iii) The Company will not amend, alter or repeal this Agreement in any manner that affects the respective preferences, voting power, qualifications, special or relative rights or privileges of any Member holding Class A Preferred Interests in a manner different from the treatment of any other Member holding Class A Preferred Interests without the consent of the Member differently treated.

            4.3   Class A Common Interests.

            (a) Dividends. To the extent permitted under the Delaware Act and subject to the priorities and restrictions set forth in Section 4.6(a), dividends may be paid on the Class A Common Interests out of proceeds arising from or assets attributable to all sources other than Southwest II, as and when declared by the Board of the Company; provided, however, that no dividend shall be declared or paid on the Class A Common Interests unless there shall be concurrently declared or paid a dividend on the Class B Common Interests, equal in amount per Class B Common Interest to the amount of the dividend declared or paid on each Class A Common Interest, it being understood that distributions to the holders of Class A Common Interests with respect to the Class A Common Capital Amounts shall not be considered dividends for purposes hereof.

            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.6(a), upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries, the holders of the Class A Common Interests, shall be entitled to be paid out of proceeds arising from or assets attributable to all sources other than Southwest II, the following amounts:

            (i) in the case of the Cash Investors, an amount equal to the sum of (x) $1.00 per Class A Common Interest acquired by such Cash Investor in such capacity, or, if less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Class A Common Interest as of and to the date of such Liquidation Event; provided, however, that any Tax Distribution or other amounts (other than dividends) distributed in respect of any such Class A Common Interest by the Company prior to such Liquidation Event shall be deducted, first from the aggregate amount of the Capital Contribution referred to in this clause (x), and then from the amount referred to in clause (y) of this paragraph (i); and (y) an amount equal to such Cash Investor's ratable share of all remaining net assets of the Company available for distribution, to the extent arising from or attributable to all sources other than Southwest II, as provided in said Section 4.6, based on the number of Class A Common Interests held by such Cash Investor relative to all Common Interests (both Class A and Class B) then outstanding.

            (ii) in the case of the Initial Members, an amount equal to the sum of (x) $1.00 per Class A Common Interest acquired by such Initial Member in such capacity,

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      provided, however; that any Tax Distribution or other amounts (other than dividends) distributed in respect of any such Class A Common Interest by the Company prior to such Liquidation Event shall be deducted first from the $1.00 referred to in this clause (x), and then from the amount referred to in clause (y) of this paragraph (i); and (y) an amount equal to such Initial Member's ratable share of all remaining net assets of the Company available for distribution, to the extent arising from or attributable to all sources other than Southwest II, as provided in said
      Section 4.6, based on the number of Class A Common Interests held by such Initial Member relative to all Common Interests (both Class A and Class B) then outstanding.

The amount payable to the holders of Class A Common Interests in respect of each such Interest as described in clause (x) of each of paragraph (i) and paragraph
(ii) of this Section 4.3(b) is referred to herein as the "Class A Common Capital Amount".

            (c) Voting Rights. Subject to the rights of holders of Preferred Interests and Class C Interests, and except as otherwise provided herein and in the Delaware Act, all voting rights of the Members shall be vested exclusively in the Class A Common Interests and the Class C Interests. Each Class A Common Interest shall entitle the holder thereof to one vote upon all matters upon which Members have the right to vote (other than matters subject to a Class vote of a Class other than the Class A Common Interests).

            4.4   Class B Preferred Interests.

            (a) Dividends. The holders of the Class B Preferred Interests shall not be entitled to receive dividends.

            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.6(a), upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries, the holders of the Class B Preferred Interests, in their capacity as Southwest I Members, shall be entitled to be paid, out of proceeds arising from or assets attributable to all sources other than Southwest II, an amount (the "Class B Preferred Appreciation Amount") per Class B Preferred Interest as follows:

            (i) in the case of Class B Preferred Interests issued on or prior to June 30, 2000, the Class B Preferred Appreciation Amount shall be equal to the Class A Preferred Appreciation Amount that would have accrued through the date of such Liquidation Event, calculated in accordance with
      Section 4.2(b)(ii), on a single Class A Preferred Interest issued on June 30, 2000 and in respect of which the entire capital amount paid to the Company was $1.00, all of which was received on that date; and

            (ii) in the case of Class B Preferred Interests issued at any time after June 30, 2000, the Class B Preferred Appreciation Amount shall be equal to the Class A

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      Preferred Appreciation Amount that would have accrued through the date of such Liquidation Event, calculated in accordance with Section 4.2(b)(ii), on a single Class A Preferred Interest issued on the respective dates of issuance of such Class 13 Preferred Interests and in respect of which the entire capital amount paid to the Company was $1.00, all of which was received on date of issuance of the relevant Class B Preferred Interests; provided, however, that by resolution of the Board, any Class B Preferred Interests may he deemed, for the purpose of calculating the Class B Preferred Appreciation Amount accrued thereon, to have been issued on any other date specified in such resolution, and provided, further, however, in the case of clause (i) above and this clause (ii), that any Tax Distribution or other amounts distributed in respect of any Class B Preferred Interest by the Company prior to such Liquidation Event shall be deducted from the Class B Preferred Appreciation Amount to which the holder of such Class B Preferred Interest is entitled hereunder.

            (c)   Redemption.

            (i)   Subject to the priorities and restrictions set forth in
      Section 4.6(b) and any restrictions (including without limitation any requirements as to the use of proceeds) contained in the Loan Agreements, the Class B Preferred Interests are redeemable out of proceeds arising from or assets attributable to all sources other than Southwest II, at a redemption price equal to the Class B Preferred Appreciation Amount to the date fixed for redemption, as if such date were the date upon which a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries occurred as follows:

            (A) The Class B Preferred Interests may be redeemed in whole or from time to time in part at any time (in amounts which shall be 100,000 Class B Preferred Interests or an integral multiple thereof), at the option of the Company.

            (B) The Company shall redeem all of the Class B Preferred Interests then outstanding on September 3, 2011.

            (C) The Company shall, subject to the provisions of Section 8.2, upon the occurrence of a Redemption Event, redeem all of the Class B Preferred Interests then outstanding (or, if the Company is not permitted by any Loan Agreement to redeem all such Interests, the maximum number of Class B Preferred Interests so permitted to be redeemed).

            (ii)  Any Class B Preferred Interests redeemed pursuant to this
      Section 4.4(c) or otherwise acquired by the Company in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Class B Preferred Interests accordingly.

            (iii) In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding Class B Preferred Interests on a Preferred Interest Redemption Date, subject to the priorities and restrictions set forth in Section 4.6, all Class B Preferred Interests to be redeemed, purchased or retired shall be selected pro rata, such that there shall be redeemed, purchased or retired from each registered holder in whole Class B Preferred Interests, as nearly as practicable to the nearest Class B Preferred Interest, the proportion of all the Class B Preferred Interests to be redeemed, purchased or retired which the number of Class B Preferred Interests held of record by such holder bears to the total number of Class B Preferred Interests at the time outstanding.

            (d) Voting Rights. Except as otherwise provided in this Agreement and by law, the holders of Class B Preferred Interests shall have no vote on any matters to be voted on by the Members of the Company.

            4.5   Class B Common Interests.

            (a) Dividends. To the extent permitted under the Delaware Act and subject to the priorities and restrictions set forth in Section 4.6(a), dividends maybe paid on the Class B Common Interests out of proceeds arising from or assets attributable to all sources other than Southwest II as and when declared by the Board of the Company; provided, however, that no dividend shall be declared or paid on the Class B Common Interests unless there shall be concurrently declared or paid a dividend on the Class A Common Interests, equal in amount per Class A Common Interest to the amount of the dividend declared or paid on each Class B Common Interest, it being understood that distributions to the holders of Class A Common Interests with respect to the Class A Common Capital Amounts shall not be considered dividends for purposes hereof.

            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.6(a), upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries, the holders of the Class B Common Interests, in their capacity as Southwest I Members, and the holders of the Class A Common Interests shall be entitled to share ratably, based upon the number of Common Interests held by them, in all remaining net assets of the Company, to the extent arising from or attributable to all sources other than Southwest II and available for distribution to the holders of Common Interests, as provided in said Section 4.6(a); provided, however, that any Tax Distribution or other amounts distributed in respect of any such Class B Common Interest by the Company prior to such Liquidation Event shall be deducted from any amount referred to in this paragraph (b) to which such holders are entitled.

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            (c) Voting Rights. Except as otherwise provided by law, the holders of Class B Common Interests shall have no vote on any matters to be voted on by the Members of the Company.

            4.X   Class C Interests.

            (a) Dividends. To the extent permitted under the Delaware Act, dividends may be paid on the Class C Interests out of proceeds arising from or assets attributable to Southwest II, as and when declared by the Board of the Company.

            (b) Liquidation. Upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets of Southwest II or any of its subsidiaries, the holders of the Class C Interests, shall be entitled to be paid out of proceeds arising from or assets attributable to Southwest II, an amount equal to the sum of (x) $1.00 per Class C Interest acquired by such Member in such capacity, or, if less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Class C Interest as of and to the date of such Liquidation Event; provided, however, that any Tax Distribution or other amounts (other than dividends) distributed in respect of any such Class C Interest by the Company prior to such Liquidation Event shall be deducted, first from the aggregate amount of the Capital Contribution referred to in this clause (x), and then from the amount referred to in clause (y) of this paragraph (b); and (y) an amount equal to such Class C Member's ratable share of all remaining net assets of the Company available for distribution, to the extent arising from or attributable to Southwest II, as provided in said Section 4.6, based on the number of Class C Interests held by such Class C Member relative to all Class C Interests then outstanding.

The amount payable to the holders of Class C Interests in respect of each such Interest as described in clause (x) of this Section 4.X(b) is referred to herein as the "Class C Capital Amount".

            (c) Voting Rights. The voting rights of the Class C Members are as set forth in Section 4.3(c). Each Class C Interest shall entitle the holder thereof to one vote upon all matters upon which Members have the right to vote.

            (d) Restrictions. Subject to the restrictions contained in Section 8.4, at any time when Class C Interests are outstanding, except where the vote or written consent of the holders of a greater number of Interests is required by law or by this Agreement, and in addition to any other vote required by law, without a Majority Vote of the Class C Members, given in person or by proxy, either in writing or at a special meeting of the Class C Members called for that purpose:

            (i) With respect to dividends payable or distributions of assets on liquidation to be made out of proceeds arising from or assets attributable to Southwest II, the Company will not (x) create or authorize the creation of any additional class of limited

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      liability company interests, or (y) increase the authorized amount of the Class C Interests, or increase the authorized amount of any additional class of limited liability company interests, or (z) create or authorize any obligations or securities convertible into Class C Interests or into limited liability company interests of the Company of any other class , in each case, whether any such creation or authorization or increase shall be by means of amendment of this Agreement, merger, consolidation or otherwise.

            (ii) The Company will not amend, alter or repeal this Agreement in any manner which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Class A Interests, and the Class B Interests, on the one hand, and the Class C Interests, on the other hand, which in any manner adversely affects the Class C Interests or the holders thereof.

            (iii) The Company will not amend, alter or repeal this Agreement in any manner that affects the respective preferences, voting power, qualifications, special or relative rights or privileges of any Member holding Class C Interests in a manner different from the treatment of any other Member holding Class C Interests without the consent of the Member differently treated.

            (iv) The Company will not consent to any liquidation, dissolution or winding up of Southwest II or any of its material subsidiaries, or cause Southwest II or any such subsidiary to consolidate or merge into or with any other entity (other than a merger with or into a wholly-owned subsidiary of Southwest II) or sell or transfer all or substantially all the assets of Southwest II or any such subsidiary as an entirety to any other person or enter into any other material transaction out of the ordinary course of business with respect to Southwest II.

            4.6 Priority of Payments Upon Liquidation and Redemption; Certain Restrictions.

            (a) Liquidation - Southwest I. Upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets other than those of Southwest II or any of its subsidiaries, the entire amount of assets or proceeds, to the extent arising from or attributable to all sources other than Southwest II, available to be distributed among the holders of Interests (other than holders of Class C Interests) shall be distributed, subject to Section 4.6(d), as follows:

            (i) first, ratably among the holders of Class A Preferred Interests, based on, and up to the maximum amount of, the Class A Preferred Capital Amounts to which they are respectively entitled as provided in Section 4.2(b)(i);

            (ii) then, to the extent that there are such net assets of the Company remaining after payment in full of the Class A Preferred Capital Amounts as aforesaid, ratably among the holders of the Class A Common Interests, based on, and up to the maximum amount of, the Class A Common Capital Amounts to which they are respectively entitled as provided in
      Section 4.3(b);

            (iii) then, to the extent that there are such net assets of the Company remaining after payment in full of the Class A Preferred Capital Amounts and the Class A Common Capital Amounts as aforesaid, ratably among the holders of the Class A Preferred Interests and Class B Preferred Interests, based on, and up to the maximum amount of, the Preferred Appreciation Amounts to which they are respectively entitled as provided in Section 4.2(b)(ii) and Section 4.4(b); and

            (iv) finally, to the extent of the entire remaining net assets of the Company arising from or attributable to all sources other than Southwest II, after payment in full of the Class A Preferred Capital Amounts, the Class A Common Capital Amounts and the Preferred Appreciation Amounts as aforesaid, ratably among the holders of the Common Interests, based on their respective number of Common Interests.

            (b) Redemption - Southwest I. In the case of a redemption of any Preferred Interests on any Preferred Interest Redemption Date as provided in
Section 4.2(c) and Section 4.4(c), the amount of assets or proceeds arising from or attributable to all sources other than Southwest II to be distributed among the holders of Preferred Interests to be redeemed shall be distributed as follows:

            (i) first, ratably among the holders of the Class A Preferred Interests to be redeemed, based on, and up to the maximum amount of, the Class A Preferred Capital Amounts to which they are respectively entitled as provided in Section 4.2(b)(i); and

            (ii) then, to the extent that there are such net assets of the Company remaining after payment in full of such Class A Preferred Capital Amounts, ratably among the holders of the Class A Preferred Interests and Class B Preferred Interests to be redeemed, based on, and up to the maximum amount of, the Preferred Appreciation Amounts to which they are respectively entitled as provided in Section 4.2(b)(ii) and Section 4.4(b).

After payment in full of the Class A Preferred Capital Amounts as aforesaid, any redemption of Class A Preferred Interests shall be subject to the simultaneous redemption of all or, in the ease of a partial redemption of the Class A Preferred Interests, of a pro rata portion, of the Class B Preferred Interests; and any redemption of Class B Preferred Interests shall be subject to the simultaneous redemption of all of the Class A Preferred Interests or, in the case of a partial redemption of the Class B Preferred Interests, of a pro rata portion of the Class A Preferred Interests, in each case, as provided in Section 4.2(c) and Section 4.4(c).

            (c) Restrictions on Certain Distributions and Dividends. As long as any Class A Preferred Interests shall remain outstanding, without a Majority Vote of the Class A Preferred Members, no dividend shall be declared or paid upon, nor shall any distribution be made upon, any Class A Common Interests or Class B Common Interests pursuant to Section 4.3(a) or Section 4.5(a) other than a dividend or distribution payable solely in Common Interests or a Tax Distribution, nor shall any Class A Common Interests or Class B Interests be purchased or redeemed by the Company (other than redemptions of Class B Preferred Interests that comply with Section 4.4(c) and 4.6(b)) and repurchases of Common Interests from employees of the Company (or from Valor Management HoldingCo, LLC for the benefit of employees of the Company) following termination of their employment), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Class A Common Interests or Class B Interests (other than redemptions of Class B Preferred Interests that comply with Section 4.4(c) and 4.6(b) as aforesaid).

            (d) Liquidation - Southwest II. Upon the occurrence of a Liquidation Event with respect to, or that includes, any interests or assets of Southwest II or any of its subsidiaries, the entire amount of assets or proceeds, to the extent arising from or attributable to Southwest II, available to be distributed among the holders of Class C Interests shall be distributed as follows:

            (i) first, ratably among the holders of Class C Interests, based on, and up to the maximum amount of, the Class C Capital Amounts to which they are respectively entitled as provided in clause (x) of Section 4.X(b);

            (ii) then, to the extent of the entire remaining net assets of the Company arising from or attributable to Southwest II, after payment in full of the Class C Capital Amounts, as aforesaid, ratably among the holders of the Class C Interests, based on their respective number of such Interests.

            4.7   Certain Notices.

            (a) Notice of Liquidation. Written notice of any Liquidation Event, stating a payment date, the amount payable upon such Liquidation Event as provided in this Article IV to which each holder of Interests is entitled with respect to each Class of Interest, and the place where said sums shall be payable, shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein to the extent possible and in any event as far in advance of such payment date as is reasonably practicable, to all holders of record of Interests, such notice to be addressed to each such holder at such holder's post office address as shown by the records of the Company.

            (b) Notice of Redemption. Not less than 30 or more than 60 days before any Preferred Interest Redemption Date to the extent possible and in any event as far in advance of such payment date as is reasonably practicable, written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Interests to be redeemed, addressed to each such holder at such holder's post office address as shown by the records of the Company, specifying the number of Preferred Interests to be redeemed, the redemption price to be paid for such Preferred Interests, the place and the date (which date shall not be a day on which banks in The City of New York are required or authorized to close) on which the Preferred Interests will be re-deemed. If such notice of redemption shall have been duly given and if on or before such Preferred Interest Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for Preferred Interests to be redeemed shall not have been surrendered for cancellation, after the close of business on such Preferred Interest Redemption Date, such Preferred Interests shall no longer be deemed outstanding, and all rights with respect to such Preferred Interests shall forthwith after the close of business on the Preferred Interest Redemption Date, cease, except only the right of the holders thereof to receive the redemption price for such Preferred Interests, without interest. A notice of redemption may be revoked by the Company, in whole or in part, if it determines that funds previously expected to be available for such redemption will not be available.

            4.8 Issuance of Interests Upon the Admission of Additional Members. Subject to the rights of the existing Members as set forth in this Agreement, additional Interests may be issued to additional Members only upon the admission of such additional Member pursuant to Article VII of this Agreement.

            4.9 Fractional Interests. The Company may, but shall not be required to, issue fractions of an Interest. If the Company does not issue fractions of an Interest, it shall (a) arrange for the disposition of fractional Interests by those entitled thereto, (b) pay in cash the fair value of fractions of an Interest as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) which shall entitle the holder to receive a full Interest upon the surrender of such scrip or warrants aggregating a full Interest. A certificate for a fractional Interest or an uncertificated fractional Interest shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Company in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full Interests or uncertificated full Interests before a specified date, or subject to the conditions that the Interests for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose. Notwithstanding the foregoing, if any reverse split, recapitalization, exchange or other transaction affecting the number of Interests outstanding or the number of interests or other securities of a successor to the Company that any Member would receive or hold that is followed by a redemption of fraction interests would result in any Member being required to relinquish all or a substantial portion of its interests then such

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interests will not be disposed of as contemplated by the second sentence of this
Section 4.9 without the written consent of each Member so affected.

                                    ARTICLE V
                           DISSOLUTION AND WINDING-UP

            5.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of the earliest of following events:

            (a)   the dissolution or liquidation of the Company;

            (b) a vote of each of the Class A Common Members and the Class C Members, voting together as a single Class, in each case, holding not less than two-thirds of the Interests entitled to vote in favor of the dissolution and termination of the Company; or

            (c)   as otherwise required by the Delaware Act.

            5.2 Resignation of Members. A Member may resign from the Company only by transferring such Member's interests pursuant to Article VI hereof. No Member shall be able to resign or be deemed to resign if such Member ceases to be a Member (a "Former Member") due to bankruptcy or for any other reason except upon the Majority Vote of the Common Members, if the Company continues to exist. Such Former Member, if not permitted or deemed to resign, shall not be entitled to any of the rights granted to a Member hereunder or under applicable law but shall be, to the extent not otherwise provided by this Agreement or applicable law, entitled to receive distributions and allocations of items of income, gain, loss, deduction, expense and credit as if such Former Member continued to be a Member hereunder.

            5.3   Winding-Up.

            (a) Upon dissolution of the Company, the Company's affairs shall be wound up by the Chairman of the Board (as liquidating trustee) or, if there is no Chairman of the Board, by the Chief Executive Officer (as liquidating trustee), or, if there is no Chairman of the Board or Chief Executive Officer, by the person who may be elected by Majority Vote of the Class A Common Members and the Class C Members, voting together as a single Class.

            (b) Upon the winding-up of the Company, any amounts permitted to be distributed to Members shall be distributed in accordance with Section 4.6.

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                                   ARTICLE VI
                        RESTRICTIONS ON TRANSFER; CERTAIN
                           SALE AND PREEMPTIVE RIGHTS

            6.1   General; Tag-Along Rights.

            (a) No Member shall be permitted to directly or indirectly sell, exchange or in any other manner (other than (i) as contemplated by Section 6.2 (in which case such transfer shall require approval by the Board)), (ii) in a manner permitted by Section 6.3 or (iii) as contemplated by Section 6.5 or
Section 6.6) dispose of any Interest in the Company held by such Member (and in the case of the WCAS Investors, no interest in a WCAS Investor held directly or indirectly by WCAS VIII or WCAS IX may be transferred which indirectly transfers an interest in the Company) other than in an Approved Transaction or in a Permitted Transfer.

            (b) If the WCAS Investors (including for this purpose the transfer of any interest held directly or indirectly by WCAS VIII or WCAS IX in a WCAS Investor that results in an indirect transfer of an interest in the Company) propose at any time to sell, exchange or in any other manner (other than in a Permitted Transfer) dispose of any Interests in the Company held directly or indirectly by such WCAS Investors, then the WCAS Investors shall give written notice (a "Notice of Intention to Sell") to the Vestar Investors, the CVC Investors, Bingaman (in her capacity as a Cash Investor and an Initial Member) and the other Initial Members (but, in the case of the Initial Members, only as to their Class A Interests or their Class C Interests, as the case may be) (collectively, the "Other Investors") setting forth in reasonable detail the terms and conditions of and rights to be obtained in connection with such proposed transaction. To the extent that there is any material change to such terms and conditions or rights, the WCAS Investors shall notify the Other Investors.

            (c) Each of the Other Investors shall have the right, exercisable upon written notice to the WCAS Investors within fifteen (15) days after receipt of any Notice of Intention to Sell, to participate in the proposed disposition of Interests by the WCAS Investors to the proposed purchaser on the terms and conditions set forth in such Notice of Intention to Sell. Each of the Other Investors may participate with respect to all or any part of that number of Interests of the same Class or Classes as the Interests covered by the proposed disposition which is equal to the product obtained by multiplying (i) the aggregate number of Interests of such Class covered by the proposed disposition (treating, for purposes of such calculation, any Interests of such Class issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights covered by the proposed disposition as representing the Interests of such Class then issuable upon such conversion or exercise) by (ii) a fraction, the numerator of which is the number of Interests of such Class owned by such Other Investor (treating, for purposes of such calculation, any Interests of such Class issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held

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by such Other Investor as being issued and outstanding and held by such Other Investor as of such date) and the denominator of which is the sum of the total number of Interests of such Class at the time owned by the WCAS Investors and the Other Investors participating in such sale combined (treating, for purposes of such calculation, any Interests of such Class issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by the WCAS Investors and the Other Investors as being issued and outstanding and held by such investors as of such date).

            (d) Each of the Other Investors participating in the proposed disposition shall deliver to the Company, as agent for such Other Investor, for transfer to the proposed acquiror, one or more certificates (if such Interests are certificated), properly endorsed for transfer or accompanied by transfer powers duly endorsed for transfer, with all transfer taxes paid and stamps affixed, which represent the Interests that such Other Investor elects to dispose of pursuant to this Section 6.1. The consummation of such proposed disposition shall be subject to the sole discretion of the WCAS Investors, which shall have no liability whatsoever to any Other Investor participating therein other than (i) to obtain for such Other Investor the same terms and conditions and rights as those obtained by the WCAS Investor as set forth in the Notice of Intention to Sell or any amendment thereof communicated to the Other Investors in the manner provided for in Section 6.1(b) (ii) above; it being understood, however, that any consideration payable or otherwise deliverable to the Members participating in such disposition shall be shared among the Members in a manner consistent with the respective Interests being sold of the Members in effect immediately prior to the consummation of such disposition above and (ii) to use reasonable efforts to procure for the Other Investors the opportunity to participate in any other ancillary transaction (such as consulting agreements or agreements for the payment of any fees) to which any WCAS Investor or any of its Affiliates is a party in connection with such disposition of Interests intending to confer value on such WCAS Investor or Affiliate, and if any Other Investor is not included in any such ancillary transaction, WCAS shall alternatively pay to such Other Investor a p pro rata portion, based on the Interests sold in the related transaction, of any compensation received by WCAS in connection with such ancillary transaction. To the extent that there is to be granted any indemnification or other post-closing liability assumed, the Selling Members shall do so severally and not jointly.

            (e) The Interests delivered by each of the Other Investors to the Company pursuant to Section 6.1(d), or with respect to which instructions shall have been so given, shall be transferred by the Company to the purchaser, in consummation of the disposition to such purchaser, pursuant to the terms and conditions specified in Section 6.1(b) above, and the Company shall promptly thereafter remit to such Other Investor that portion of the proceeds of disposition to which such Other Investor is entitled by reason of such participation.

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            6.2   Right of First Offer.

            (a) Notice of Transfer. If any Member other than the WCAS Investors (a "Selling Investor") proposes at any time (other than during any 90-day period as described in Section 6.2(f) below) to sell, exchange or in any other manner (other than in a Permitted Transfer or as contemplated by Section 6.1, Section 6.5 or Section 6.6 hereof) dispose of any Interests or other equity interests in the Company held by such Member, then such Member shall give written notice (a "Notice of Intention to Sell") to the Company, the WCAS Investors and, unless the transferor is a Vestar Investor, the Vestar Investors, setting forth in reasonable detail the terms and conditions of such proposed transaction.

            (b) Right of the Company. The Company shall have the right, exercisable upon written notice to the Selling Investor, with a copy to the WCAS Investors and, unless the transferor is a Vestar Investor, the Vestar Investors, within fifteen (15) days after receipt of any Notice of Intention to Sell, to purchase any or all of the Interests or other equity interests covered by any Notice of Intention to Sell from the Selling Investor on the terms and conditions set forth therein. Such written notice from the Company to the Selling Investor shall state the number of Interests or other equity interests in the Company to be purchased by the Company and that the Company will purchase such Interests or other equity interests within 45 days thereafter (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law).

            (c) Right of the WCAS Investors and the Vestar Investors. In the event that the Company shall elect not to exercise its rights under Section 6(b) above as to any Interests or other equity interests in the Company covered by any Notice of Intention to Sell, the WCAS Investors and Vestar Investors shall have the right, exercisable upon written notice to the Selling Investor within thirty (30) days after receipt of any Notice of Intention to Sell, to purchase, subject to clause 6.2(f) below, any or all of the Interests or other equity interests in the Company from the Selling Investor that the Company shall have not elected to purchase on the terms and conditions set forth therein, such purchase right to be allocated pro rata between the WCAS Investors and the Vestar Investors based upon their relative ownership of the Class of Interests or other equity interests to be sold. Such written notice from any WCAS Investor or Vestar Investor to the Selling Investor shall state the number of Interests or other equity interests in the Company to be purchased by such WCAS Investor or Vestar Investor and that such WCAS Investor or Vestar Investor will purchase such Interests or other equity interests within 45 days thereafter (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law). In the event that the right pursuant to this paragraph (c) to purchase Interests or other equity interests in the Company is exercised by more than one WCAS Investor or Vestar Investor, the allocation among such WCAS Investors or Vestar Investors of such Interests or other equity interests shall be as agreed among them.

            (d) Delivery of Interests. Prior to the closing date set for such disposition, the Selling Investor shall deliver to the Company, as agent for such Selling Investor, for transfer to the Company or the purchasing WCAS Investors and Vestar Investors, as the case may be (collectively, the "Purchaser"), one or more certificates (if such Interests or other equity Interest are certificated), properly endorsed for transfer or accompanied by transfer powers duly endorsed for transfer, with all transfer taxes paid and stamps affixed, which represent the Interests or other equity Interests that the Purchaser has agreed to purchase pursuant to this Section 6.2.

            (e) Delivery of Proceeds. The interests or other equity interests delivered by the Selling Investor to the Company pursuant to Section 6.2(d) shall be transferred by the Company to the Purchaser, in consummation of the disposition to the Purchaser, pursuant to the terms and conditions specified in
Section 6.2(a) above, and the Company shall promptly thereafter remit to the Selling Investor the proceeds of disposition to which such Selling Investor is entitled by reason of such disposition.

            (f) Sale of Unpurchased Interests. During the ninety (90) days following the expiration of such 30-day offering period, the Selling Investor shall be entitled to sell the Interests or other equity securities which the Company, the WCAS Investors and the Vestar Investors shall not have agreed to purchase as described in Section 6.2(b) or Section 6.2(c) above or if the Company and the WCAS Investors and the Vestar Investors have not elected to purchase all of the Interests or other equity interests offered then the Selling Investor may elect to sell all of the Interests and other equity interests offered, on terms and conditions no more favorable to the purchasers thereof than those offered to the Company, the WCAS Investors and Vestar Investors. Any Interests or other equity securities offered or sold by any Member after such 90-day period must be reoffered to the Company, the WCAS Investors and Vestar Investors pursuant to the terms of this Section 6.2.

            6.3 Permitted Transferees. Anything herein to the contrary notwithstanding, Section 6.1 and Section 6.2 shall not apply to (i) any transfer by any Member to one or more Affiliates of such Member or any investment limited partnership under common management with any Member, (ii) any distributions or transfers by any Member to any of its partners (including any of its limited partners) or if such Member is a limited liability company to any of its members, or by any Member to any present or former officer, director or employee who is co-investing with such Member in the Company, (iii) any transfer by a Member to such Member's spouse or lineal descendants, or to a trust for the benefit of any of the foregoing, (iv) any transfer that complies with Section 7.1(d), (v) any transfer by any WCAS Investor, Vestar Investor or CVC Investor to another WCAS Investor, Vestar Investor or CVC Investor, as the case may be or
(vi) a transfer to any person in a Public Sale; provided, in the case of clauses
(i)-(iv), that any such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and, provided further, that in the case of any such transfer by any WCAS Investor, Vestar Investor, CVC Investor or Initial Member, any such transferee shall agree in writing to be deemed to be a WCAS Investor, a Vestar Investor, a CVC Investor or an Initial Member, as the case may be, for purposes of this Agreement. Each Person who acquires an interest in the Company in the manner contemplated by this Section 6.3 and Section 6.4 shall be a "Permitted Transferee."

            6.4   Preemptive Rights.

            (a) Offer to Sell. If the Company authorizes the issuance or sale of any securities of the Company in an Eligible Offering, then the Company shall first offer to sell to each Class A Member a portion of the securities offered in the Eligible Offering equal to all or any portion of such Class A Member's Applicable Percentage thereof; provided, however, that if some or all of the proceeds of such Eligible Offering is or will be used to make a capital contribution to or purchase additional securities of Southwest II, then a portion of the total number of securities to be offered in such Eligible Offering equal to (i) the amount of such capital contribution to Southwest II, divided by (ii) the aggregate proceeds of the entire Eligible Offering shall not be offered to the Class A Members but shall be reserved for offering to the Class C Members, and the Company shall first offer to sell to each Class C Member a portion of such reserved securities equal to all or any portion of such Class C Member's Applicable Percentage thereof. With respect to the issuance of the Class C Interests and any subsequent issuance of securities in an Eligible Offering (i) any Member may exercise some or all of such Member's rights under this Section 6.4 for the benefit of one or more of such Member's Permitted Transferees of the kind described in clauses (i)-(v) of the definition thereof contained in Section 6.3, subject, in each case, to compliance by such Permitted Transferee with the applicable conditions contained in the proviso to said definition and (ii) any WCAS Investor, Vestar Investor or CVC Investor may exercise some or all of the rights of any other WCAS Investor, Vestar Investor or CVC Investor that has elected not to exercise such rights. Each Class A Member whose name does not appear on Schedule IV hereto hereby confirms (without prejudice to such Member's rights with respect to issuances after the date hereof in an Eligible Offering) that such Member has elected not to exercise such Member's right, pursuant to this Section 6.4, to purchase such Member's Applicable Percentage of the Class C Interests issued on the date hereof or, in the case of SCD Sharing Partnership, L.P., SCE Sharing Partnership, L.P. and certain other WCAS Investors, has elected to cause such rights to be exercised by a Permitted Transferee, as permitted hereby.

            (b) Right to Purchase. In order to accept an offer under Section 6.4(a), a Member must, within 15 days after receipt of written notice from the Company describing in reasonable detail the Interests or other securities being offered, the purchase price thereof, the payment terms and such Member's Applicable Percentage, deliver a written notice to the Company accepting such offer with respect to all or any portion of the securities being offered to such Member.

            (c) Sale of Unsubscribed Interests. During the ninety (90) days following the expiration of such 15-day offering period, the Company shall be entitled to sell any Interests or other securities which have not been subscribed for by Members as described in Section 6.4(b) above on terms and conditions no more favorable to the purchasers thereof than those offered to such Members. Any Interests or other securities offered or sold by the Company in an Eligible Offering after such 90-day period must be reoffered to the Members pursuant to the terms of this Section 6.4.

            6.5   Sale of the Business; Drag-Along Rights.

            (a) If the WCAS Investors approve any transaction or series of related transactions negotiated with an unaffiliated bona fide third party on an arm's-length basis and approved by a majority of the Board that would result in an Approved Transaction, then each Member covenants and agrees (x) to vote all of the Class A Common Interests, Class C Interests and other voting securities of the Company held by such Member in favor of such Approved Transaction if such a vote shall be required and (y) to sell all of its Interests and other equity securities of the Company to the purchaser in such Approved Transaction if such sale shall be required by the WCAS Investors or otherwise as part of such Approved Transaction; provided, however, that (i) all holders of the same class, type or series of interests in the Company shall receive the same form and proportionate share of consideration as all other holders of such class, type or series of interests, and have the ability, whether directly or indirectly, to exercise all material contractual rights (such as registration rights, tag-along rights, etc.) that are received by the WCAS Investors in connection with the Approved Transaction, (ii) any consideration payable or otherwise deliverable to the Members in such Approved Transaction shall be valued, and the allocation thereof as being attributable to Southwest I or Southwest II shall be determined, by the Board in its reasonable discretion and be distributed among the Members according to the respective Interests of the Members in the Company as in effect immediately prior to the consummation of such Approved Transaction and in a manner consistent with Section 4.6(a) and Section 4.6(d) hereof, as applicable, and (iii) the WCAS Investors shall use reasonable efforts to procure for the Other Investors the opportunity to participate in any other ancillary transaction (such as consulting agreements or agreements for the payment of any fees) to which any WCAS Investor or any of its Affiliates is a party in connection with such Approved Transaction intending to confer value on such WCAS Investor or Affiliate, and if any Other Investor is not included in any such ancillary transaction, the WCAS Investors and/or their Affiliates shall alternatively pay to such Other Investors a pro rata portion, based on Interests sold in the related transactions, of any compensation received by the WCAS Investors and/or their Affiliates in connection with such ancillary transactions. To the extent that there is to be granted any indemnification or other post-closing liability assumed, the selling Members shall do so severally and not jointly and the potential liability thereunder shall not exceed the proceeds received, except for indemnification for matters for which it may be customary not to limit liability, such as representations as to title to interests conveyed, legal authority and capacity and non-contravention of other agreements. To the extent that the Members are to receive cash or cash equivalents in connection with a

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transaction contemplated by this Section 6.5 to the extent such cash or cash equivalents arise from or are attributable to sources other than Southwest II, at the election of the holders of a majority of the Class A Preferred Interests, such cash and cash equivalents shall be distributed, first in accordance with the priorities established by Section 4.6(a), followed by the distribution of other forms of property. In the event that any Member holding not less than 10% of the Class A Preferred Interests and Class A Common Interests or not less than 10% of the Class C Interests, as the case may be, shall disagree with the valuation of any property to be received by the Members in connection with any transaction contemplated by this Section 6.5, or the allocation of any such property as between the Class A Members and the Class B Members, on the one hand, and the Class C Members on the other hand, then such disagreement shall be resolved by a third party who shall have substantial experience in valuing property of such type and who shall be reasonably acceptable to the Company and such Member.

            (b) In furtherance of the covenants of the Members in Section 6.5(a), each Member hereby agrees to cooperate fully with the WCAS Investors and the Company in any such Approved Transaction and to execute and deliver all documents (including purchase agreements) and instruments as the WCAS Investors and the Company reasonably request to effect such Approved Transaction, including, without limitation, the making of all commercially reasonable representations, warranties and indemnifications (including participating in any escrow arrangements) and similar arrangements (which arrangements shall not, however, include entering into any non-competition agreement) relating to such Approved Transaction and consistent with the other provisions of this Section 6.5.

            6.6 Tax-Free Transactions Involving Intermediary Entities. Each of the Members (and each of WCAS VIII, WCAS IX and WCAS CP III), Vestar and CVC understands and acknowledges that, in connection with a Liquidation Event that relates to (i) a sale of all or substantially all of the assets or Interests of the Company, (ii) a sale of all or substantially all of the assets or interests of Southwest I or Southwest II or (iii) to a Redemption Event, such Members, and the equityholders of one or more of the Intermediary Entities may, in order to avoid the current or eventual incurrence of taxes by such Intermediary Entities, desire to exchange the Interests and the stock or other equity securities of such Intermediary Entities for shares of Capital Stock to a new or existing corporation ("Newco") on a tax-free basis prior to the occurrence of any such Liquidation Event or Redemption Event; provided that Newco may only be an existing corporation if the WCAS Investors and the Vestar Investors are reasonably satisfied that such corporation does not have any material obligations or liabilities. The capital stock of such Newco, rather than the Interests of the Company, would then become the subject of any such Liquidation Event or Redemption Event. Upon the written request of the WCAS Investors made reasonably in advance, and in any case not later than 30 days in advance of a Liquidation Event or a Redemption Event, each of the Members (and each of WCAS VIII, WCAS IX and WCAS CP III, Vestar and CVC) hereby agrees to use its commercially reasonable efforts to facilitate any such tax-free exchange, including, without limitation, through the contribution of all such Member's Interests (or all of such entity's capital stock or other equity

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securities in any Intermediary Entity) to any such Newco in a transaction qualifying for tax-free treatment under Section 351 of the Code or otherwise; provided that the WCAS Investors will consult with the other Members to evaluate the proposed structure of the exchange and will consider other structures recommended by any one or more Members holding at least 10% of the Class A Preferred Interests and Class A Common Interests and/or 10% of the Class C Interests, as the case may be; provided, however, (x) all holders of the same class, type or series of interests in the Company shall receive the same form and proportionate share of consideration as all other holders of such class, type or series of interests, and have the ability, whether directly or indirectly, to exercise all material contractual rights (such as registration rights, tag-along rights, etc.) that are received by the WCAS Investors in connection with the Liquidation Event giving rise to the exchange of Interests for capital stock of Newco, (y) that the shares of capital stock of Newco shall be distributed among the Members according to the respective Interests of the Members in the Company as in effect immediately prior to the consummation of such exchange of Interests for capital stock of Newco and in a manner consistent with Section 4.6(a) and Section 4.6(d) hereof, as applicable; provided, further, however, that unless otherwise agreed by Members holding sufficient Interests of the requisite Classes to amend or modify this Agreement as contemplated by and in accordance with all provisions of Section 10.2 hereof, the Members are in the same contractual, governance and economic position with respect to the capital stock of Newco as they were immediately prior to such contribution of Interests with respect to their respective Interests in the Company (including, without limitation, as such economic position is described in Section 4.6(a)(iii) and
Section 4.6(a)(iv) or Section 4.6(d), as applicable). In that regard, in connection with Newco's issuance of securities in return for any interests in the Company, the Board shall determine a cash value for such securities and an allocation of the value thereof as being attributable to Southwest I or Southwest II, as the case may be, on a reasonable basis and such securities shall be allocated among the Members based on their relative interests and the relative priority of such interests in the Company in accordance with the provisions of Section 4.6(a) or 4.6(d), as applicable. In the event that any Member holding at least 10% of the Class A Common Interests and the Class A Preferred Interests or 10% of the Class C Interests, as the case may be, shall disagree with the valuation of any securities of Newco to be issued in connection with any such reorganization, or the allocation of any such securities as between the Class A Members and the Class B Members, on the one hand, and the Class C Members, on the other hand, then such disagreement shall be resolved by a third party who shall have substantial experience in valuing similar securities and who shall be reasonably acceptable to the Company and such Member. In addition, in connection with any such reorganization the parties will use their reasonable efforts to assure that any Member who receives securities of Newco will be able to include in such Member's holding period for purposes of Rule 144 promulgated under the Securities Act the period during which such Member held the Interests in the Company that are being exchanged for or otherwise relinquished in order to receive Newco securities.

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                                   ARTICLE VII
                            ADMISSION OF NEW MEMBERS

            7.1   Admission of New Members.

            (a) Admission of Members. With the consent given by Majority Vote of the Class A Common Members and the Class C Members, voting together as a single Class, the Board may at any time cause the Company to admit additional Members ("New Members"); provided, however, that, subject to compliance with the provisions of Section 7.2, each Permitted Transferee of a Member shall automatically be admitted as a Member hereunder with respect to the Interests transferred.

            (b) Time of Admission. A New Member shall be deemed admitted as a member upon the later of: (i) the later of (a) the written request by such Person that the Members' Interest Register reflect such admission and (b) the execution by such Person of this Agreement or a counterpart hereof whereby such person agrees to be bound by the provisions of this Agreement, and (ii) the time such Person is listed as a Member in the Members' Interest Register of the Company which the Company shall do promptly following receipt of notice of transfer.

            (c) Required Contribution. The Board shall determine the contribution the New Member needs to make and the number and class of interests to be issued to such Member. The Board may provide that the required contribution may be paid prior to, at the time of, or subsequent to, the issuance of any interest to such Member and that any subsequent contribution may be made from distributions paid or payable in respect of such interest. If any portion of a required contribution is payable after the issuance of the interest, the Board may determine that any rights otherwise incident to such interest (including, without limitation, voting, distribution, inspection and transfer rights) will not come into effect until such required contribution has been made. At any time that the voting rights in respect of such interest have been suspended, in determining whether a required percentage of Class A Common Interests and Class C Interests have approved any action, such Interests shall be excluded from both the numerator and the denominator of such percentage computation.

            (d)   Regulatory Compliance Cooperation.

            (i) In the event that any CVC Investor determines that it has a Regulatory Problem, the Company agrees to take, at such CVC Investor's cost and expense, all such actions as are reasonably requested by such CVC Investor in order (i) to effectuate and facilitate any transfer of any securities of the Company then held by such CVC Investor and by any other CVC Investor required to transfer securities of the Company as a result thereof (all such affected CVC Investors being referred to herein collectively as the "Affected CVC Investors"), to any Affiliate of CVC or other Person designated by the Affected CVC Investors and reasonably acceptable to the WCAS Investors and the Vestar Investors, (ii) to permit each Affected CVC Investor (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Affected CVC Investor on a one-for-one basis for interests of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible on a one-to-one basis into voting securities on such terms as are requested by such Affected CVC Investor in light of regulatory considerations then prevailing, and
(iii) to continue and preserve the respective allocations of the voting interests with respect to the Company arising out of each such Affected CVC Investor's ownership of voting securities or provided for in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such Affected CVC Investor to permit any Affiliate designated by it to exercise any voting power which is relinquished by any such Affected CVC Investor upon any exchange of voting securities for non-voting securities of the Company). If any Affected CVC Investor elects to transfer securities of the Company to a Regulated Holder in order to avoid a Regulatory Problem and is in compliance with this Section 7.1(d), the Company shall enter into such agreements with such Regulated Holder as such Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject; provided, however, that such agreements shall not adversely affect the rights of any other holders of Interests.

            (ii) In the event any CVC Investor has the right to acquire any of the Company's securities from the Company (pursuant to Section 6.4 or otherwise), at such CVC Investor's request, the Company will offer to sell to such CVC Investor non-voting securities on the same terms as would have existed had such CVC Investor acquired the securities so offered and immediately requested their exchange for equivalent non-voting securities pursuant to paragraph (i) above.

            7.2   Transferees and Assignees.

            (a) Except as expressly provided herein, any transferee or assignee of any Interest in the Company shall be subject to all of the restrictions on transfer of an interest in the Company imposed upon a Member, even if such transferee or assignee is not admitted to the Company as a Member. Any transferee or assignee of an interest in the Company who is not admitted to the Company as a Member shall nevertheless be entitled to the share of Company profits, losses and distributions attributable to the interest acquired by such transferee or assignee.

            (b) As a condition to any person's admission to the Company as a new or substitute Member, such person shall be required to execute an amendment to this Agreement, in such form as may be required by the Board, under which such person agrees to be bound by all of the terms, provisions and obligations of this Agreement.

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                                  ARTICLE VIII
                               CERTAIN AGREEMENTS

            8.1 Mergers, Etc. Subject to the terms and conditions of this Agreement, the Company may merge or consolidate with one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Section 8.1.

            (a) Procedure for Merger or Consolidation. Merger or consolidation of the Company pursuant to this Section 8.1 requires the prior approval of the Board. If the Board shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

            (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii) the terms and conditions of the proposed merger or consolidation (including those specifically required by this Agreement);

            (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, provided that holders of Interests shall not receive general partnership interests in any such merger or consolidation; and (A) if any limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, the Merger Agreement will specify the cash, property or limited partnership or limited liability company interests, rights, securities or obligations of any limited partnership, limited liability company, corporation, trust or other entity (that is not the Surviving Business Entity) that the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations of the Company and (B) in the case of securities represented by certificates, upon the surrender of such certificates, the Merger Agreement will specify which cash, property or limited partnership or limited liability company interests, rights, securities or obligations of the

      Surviving Business Entity or any limited partnership, limited liability company, corporation, trust or other entity (that is not the Surviving Business Entity), or evidences thereof, are to be delivered;

            (v) that all holders of the same class, type or series of interests in the Company shall receive the same form and proportionate share of consideration as all other holders of such class, type or series of interests. In addition, in order to determine the distribution among the Members of the consideration to be received by the Members in connection with such merger, all of the cash, securities and other property of whatever nature to be received by the Members in such merger, shall be valued, and the allocation thereof as being attributable to Southwest I or Southwest II shall be determined, by the Board in its reasonable discretion and be distributed among the Members according to their respective interests in the Company in accordance with Section 4.6(a) and Section 4.6(d), as the case may be. To the extent that Members are to receive cash or cash equivalents in connection with a transaction contemplated by this Section 8.1, to the extent such cash or cash equivalents arise from or are attributable to sources other than Southwest II, at the election of the holders of a majority of the Class A Preferred Interests, such cash and cash equivalents shall be distributed first in accordance with the priorities established by Section 4.6(a), followed by the distribution of other forms of property, In the event that any Member holding not less than 10% of the Class A Preferred Interests and the Class A Common Interests or not less than 10% of the Class C Interests, as the case may be, shall disagree with the valuation of any property to be received by the Members in connection with any transaction contemplated by this Section 8.1 or the allocation of any such property as between the Class A Members and the Class B Members, on the one hand, and the Class C Members, on the other hand, then such disagreement shall be resolved by a third party who shall have substantial experience in valuing property of such type and who shall be reasonably acceptable to the Company and such Member. The WCAS Investors shall use reasonable efforts to procure for the Other Investors the opportunity to participate in any other ancillary transaction (such as consulting agreements or agreements for the payment of any fees) to which any WCAS Investor or any of its Affiliates is a party in connection with any such merger intending to confer value on such WCAS Investor or Affiliate, and if any Other Investor is not included in any such ancillary transaction, the WCAS Investors and/or their Affiliates shall alternatively pay to the Other Investors a pro rata portion, based on Interests exchanged in such merger, of any compensation received by the WCAS Investors and/or their Affiliates in connection with such ancillary transaction(s);

            (vi) unless otherwise agreed by Members holding sufficient interests to amend or modify this Agreement as contemplated by Section
      10.2 hereof, to the extent that securities in any other entity are issued to the Members in connection with any merger or combination contemplated by this Section 8.1, then such securities, together with any agreements entered into by the recipients of such securities in connection with the receipt

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      of such securities, shall entitle the holders to the same economic interests in the successor entity and provide the holders with the same material contractual and governance rights including, without limitation, the rights contemplated by Article VI hereof, that such holders are entitled to by virtue of their ownership of their respective Interests hereunder and pursuant to the other agreements contemplated hereby or otherwise entered into in connection with the acquisition of their respective Interests; and

            (vii) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board and that are not otherwise inconsistent with the terms of this Agreement.

            (b)   Approval by the Members of Merger or Consolidation.

            (i) General. The Board, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Class A Common Members and Class C Members, voting together as a single Class, whether at a meeting or by written consent, in either case in accordance with the requirements of Section 2.3. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

            (ii) Required Vote. The Merger Agreement shall be approved upon receiving the Majority Vote of the Class A Common Members and Class C Members, voting together as a single Class unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Interests or of any Class thereof, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

            (iii) Abandonment of Merger or Consolidation. After such approval by Majority Vote of the Class A Common Members and the Class C Members, as aforesaid, and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 8,4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement. The Merger Agreement shall also require the approval of any other class of Members if such approval is specifically required by this Agreement.

            (c) Certificate of Merger or Consolidation. Upon the required approval by the Board and the Class A Common Members and the Class C Members of a Merger Agreement, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

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            (d)   Effect of Merger or Consolidation.

            (i) Effect of Merger. At the effective time of the certificate of merger or consolidation:

            (A) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

            (B) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (C) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

            (D) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

            (ii) No Transfer of Assets or Liabilities. A merger or consolidation effected pursuant to this Section 8.1 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

            8.2 Public Offering. In the event that the Board approves an initial public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act (a "Public Offering") or the Company is required to undertake a Public Offering pursuant to the Registration Rights Agreement, the Members shall use commercially reasonable efforts to take all necessary or desirable actions required or deemed advisable by the Board in connection with the consummation of such Public Offering that are not otherwise inconsistent with the terms of this Agreement. In the event that (i) such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the existing capital structure of the Company adversely affects the marketability of the offering, or (ii) the WCAS Investors so determine, each Member shall consent to and vote for a recapitalization, reorganization and/or exchange of such Member's Interests into securities that the managing underwriter and/or the WCAS Investors find acceptable, which transaction shall occur immediately prior to the consummation of the Public Offering, and shall take all necessary or desirable actions in connection with the consummation of such recapitalization, reorganization and/or exchange, which may include the elimination of some or all Preferred Interests; provided, however, that the resulting securities are distributed to the Members in a manner consistent with the Members' respective Interests in the Company as in effect immediately prior to such Public Offering in accordance with Section 4.6(a) or 4,6(d) hereof, as applicable; provided further, however, that unless otherwise agreed by Members holding sufficient Interests to amend or modify this Agreement as contemplated by Section 10.2 hereof, the Members are in substantially the same contractual, governance and economic position with respect to such resulting securities as they were prior to such recapitalization, reorganization and/or exchange and in any event all holders of the same class, type or series of interest of the Company shall receive the same form and proportionate share of consideration as all other holders of such class, type or series of interests. In addition, in connection with any such reorganization the parties will use their reasonable best efforts, consistent with consummating the planned Public Offering, to assure that (i) any Member who receives any securities of an entity other than the Company in connection with any such reorganization will be able to include in such Member's holding period for purposes of Rule 144 promulgated under the Securities Act the period during which such Member held the Interests in the Company that are being exchanged for or otherwise relinquished in order to receive the securities of any successor entity, (ii) the material contractual rights, including, without limitation, the rights contemplated by Article VI hereof, that such holders are entitled to by virtue of their ownership of their respective interests hereunder and pursuant to the other agreements contemplated hereby or otherwise entered into in connection with the acquisition of their respective Interests shall be preserved, subject to substantially similar terms and conditions, (iii) any such reorganization will be achieved in a tax-free manner and that to the extent that it cannot be achieved in a tax-free manner any member who incurs any tax liability in connection with such a reorganization will receive a distribution hereunder or from the successor entity based on the same principles set forth in Section 3.12(b), whether or not then in effect, in order to provide liquidity for the payment of such liability, and (iv) in the event that the entity that is subject to the Public Offering is a subsidiary of the Company, the Company will distribute the securities of such entity to the Members in a manner consistent with Section 4.6 hereof and such distribution will be subject to the provisions of clause (ii) of this sentence.

            8.3 Provisions Relating to Subsidiaries. With respect to each direct and indirect subsidiary acquired or formed by the Company, the Company shall comply with the provisions of this Section 8.3.

            (a) Equity Securities. All investments by the Company in the equity securities of such subsidiary in connection with financing such subsidiary's purchase (whether direct or indirect) of any of the Original Telephone Businesses shall be funded in the ratio of 85% preferred equity and 15% common equity, in the manner of the Class A Interests issued to the Additional Members by the Company pursuant to the Additional Members Subscription Agreement; provided, however that the terms of the preferred and common equity issued in such proportions shall be determined by the Board and in any event need not be identical to the Class A Interests issued by the Company.

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            (b) Preemptive Rights. The Company will assure that the governance documents of each subsidiary of the Company that is not directly or indirectly wholly owned by the Company contains preemptive rights for the benefit of the Company that are substantially the same as those contained in Section 6.4 hereof. In the event that the Company is given the opportunity to exercise any such preemptive rights and the Company determines not to exercise all or any such rights, the Company shall notify each Class A Member (in the case of an offering of securities by Southwest I or any of its subsidiaries) or Class C Member (in the case of an offering of securities by Southwest II or any of its subsidiaries) promptly following receipt of notice from the applicable subsidiary and in any event not later than five business days following the receipt of such notice. Each such Member shall be entitled to cause the Company, at the Company's option, either to assign to such Member a proportional right to purchase such securities or to purchase on behalf of such Member a portion of the securities being offered to the Company equal to such Member's relevant Applicable Percentage thereof. If the Company purchases the securities for a Member, any Member who elects to cause the Company to exercise its preemptive rights will purchase additional interests of the appropriate Class of the Company in an amount and for consideration sufficient to fund the purchase by the Company of such subsidiary securities. Such interests will have such rights as are necessary to provide that the economic interest in and voting and other rights associated with the subsidiary securities so acquired by the Company will be beneficially owned and exercisable by such Member and shall otherwise be on such terms and conditions as may be reasonably determined by the Board and such Member.

            (c) Tag-along Rights. The Company will assure that the governance documents of each subsidiary of the Company that is not directly or indirectly wholly owned by the Company contains tag-along rights for the benefit of the Company that are substantially the same as those contained in Section 6.1 hereof. In the event that the Company is given the opportunity to exercise any such tag-along rights and the Company determines not to exercise such rights, the Company shall notify each Class A Member, in the case of a transaction involving Southwest I or any of its subsidiaries, and each Kerrville Member, in the case of a transaction involving Southwest II or any of its subsidiaries, promptly following receipt of notice from the applicable subsidiary and in any event not later than five business days following the receipt of such notice. Each Class A Member or Class C Member, as the case may be, shall be entitled to cause the Company to sell on behalf of such Member a portion of such securities equal to such Member's relevant Applicable Percentage thereof. The Company will apply the proceeds from the sale of any such subsidiary securities, to the extent such proceeds arise from or are attributable to sources other than Southwest II, to the redemption of such corresponding Class of Class A Interests (pro rata as between such Member's Class A Preferred Interests and Class A Common Interests) and to the extent such proceeds arise from or are attributable to Southwest II, to the redemption of Class C interests, in either case, held by any Member who elects to cause the Company to exercise its tag-along rights as contemplated hereby. The Interests to be so redeemed shall be reasonably determined by the Company in order to give economic effect to the reduction of the selling Member's proportional interest in the economic enterprise of the

Company with respect to Southwest I or Southwest II, as the case may be, and their respective subsidiaries taken as a whole.

            (d) Plan Asset Regulations. Each such subsidiary shall qualify as a majority owned subsidiary for purposes of the Plan Asset Regulations.

            8.4 Additional Issuances of Preferred Equity. The Company shall not offer, agree to sell or issue any class or series of equity securities of the Company that ranks senior in any respect to the Preferred Interests unless
(i) such transaction shall have been approved by the Board, (ii) the Company shall have complied with the provisions of Section 6.4 with respect thereto and
(iii) such securities will be issued (x) to a Person that is not an Affiliate of the Company or (y) to a Person that is an Affiliate of the Company in connection with an acquisition by the Company (whether by means of asset purchase, stock purchase, merger, consolidation or otherwise), in which case such senior preferred equity shall be offered and sold to such Affiliate at its stated value and shall be entitled to dividends or appreciation rights at an annual compounding rate not exceeding 15% of such stated value.

            8.5 Advisory and Monitoring Fees. On June 30, 2000 and on each anniversary thereof, the Company shall pay advisory and monitoring fees of (i) $571,430, plus reasonable expenses, to WCA Management Corporation, or another entity or entities designated by the WCAS Investors for so long as WCAS Investors shall hold at least 25% of Common Interests originally subscribed for by the WCAS Investors (any reduction in the number of Common Interests made pursuant to Section 3.11 being deemed an adjustment to such original number of Common Interests) and (ii) $428,570, plus reasonable expenses, to Vestar or another entity or entities designated by the Vestar Investors for so long as Vestar Investors shall hold at least 25% of the Common Interests originally subscribed for the Vestar Investors (any reduction in the number of Common Interests made pursuant to Section 3.11 being deemed an adjustment to such original number of Common Interests). To the extent that payment of such advisory and monitoring fees is prohibited by any provision of any credit agreement or other debt instrument, the Company shall use commercially reasonable efforts to cause the lender or holder of such debt instrument to waive any such prohibition. If, despite such efforts, such lender or holder is unwilling to permit the Company to pay such advisory and monitoring fees, then any amounts not so paid shall accrue and shall bear interest at the rate of 13% per annum until paid, and the Company shall promptly pay such sums when no such prohibitions exist.

            8.6   Allocation of Expenses.

            (a) Expenses. The Members agree that expenses of the Company incurred primarily for the benefit of either Southwest I and its subsidiaries or Southwest II and its subsidiaries shall be taken into account either in calculating Southwest I Net Profits and Losses or Kerrville Net Profits and Losses, as the case may be. Other expenses of the Company, such as franchise taxes, salaries, and other items attributable to the general overhead of the Company shall be treated as expenses attributable to Southwest I and Southwest II in such proportion as the Board may determine in good faith.

            (b) Valuation. It is understood and agreed that any third party that is resolving a disagreement among the Members pursuant to Section 6.5(a),
Section 6.6 or Section 8.1 shall consider the determinations of the Board with regard to such allocation of expenses in reaching such resolution.

                                   ARTICLE IX
                               CERTAIN DEFINITIONS

            For the purposes of this Agreement, the following terms shall have the meanings specified in this Article. Additional terms are defined in the text of this Agreement.

            "Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101 et seq., as amended from time to time.

            "Additional Members" has the meaning set forth in the recitals to this Agreement.

            "Additional Members Aggregate Applicable Percentage" means, at any time, the total of the Applicable Percentages of all the Additional Members.

            "Additional Members Subscription Agreement" has the meaning set forth in the recitals to this Agreement.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" has the meaning set forth in the recitals to this Agreement.

            "Applicable Percentage" means, as of any date, the result (expressed as a percent-age) obtained by dividing (i) in the case of any Class A Member (x) the aggregate number of Class A Common Interests held by such Member on such date (treating the Class A Common Interests issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by such Member as being issued and outstanding and held by such Member as of such date) by (y) the total number of Class A Common Interests issued and outstanding as of such date (treating the Class A Common Interests then issuable upon conversion of all outstanding securities or upon exercise of all outstanding options or rights as aforesaid as being issued and outstanding as of such date) and (ii) in the case of any Class C Member, the aggregate number of Class C Interests held by such Member on such date (treating the Class C Interests issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by such Member as being issued and outstanding and held by such Member as of such date) by (y) the total number of Class C Interests issued and outstanding as of such date (treating the Class C Interests then issuable upon conversion of all outstanding securities or upon exercise of all outstanding options or rights as aforesaid as being issued and outstanding as of such date); provided, however, that, as among the Additional Members, in their capacity as Class A Members, with respect to Eligible Offerings of Interests or other equity securities of the Company issued at prices equal to or greater than the prices paid for the Interests issued and sold to the Additional Members pursuant to the Additional Members Subscription Agreement, the Applicable Percentage of each Additional Member shall be adjusted by allocating 60% of the Additional Members Aggregate Applicable Percentage to the WCAS Investors and 25% thereof to the Vestar Investors until such time as the CVC Investors shall have 15% of the total equity ownership in the Company as represented by the Class A Interests held by the WCAS Investors, the Vestar Investors and the CVC Investors as a group.

            "Approved Transaction" means a sale of all or substantially all of
(i) the equity interests of the Company, (ii) the Class A Interests, or such other equity interests (other than Class B Interests) of the Company that are entitled to participate in the distribution of assets or proceeds, to the extent such assets or proceeds arise from or are attributable to sources other than Southwest II, (iii) the Class C Interests, or such other equity interests of the Company that are entitled to participate in the distribution of assets or proceeds, to the extent such assets or proceeds arise from or are attributable to Southwest II, (iv) all or substantially all of the assets of the Company, or
(v) all or substantially all of the Company's equity interests in either Southwest I or Southwest II.

            "Bingaman" has the meaning set forth in the recitals of this Agreement.

            "Board" has the meaning set forth in Section 2.2.

            "Book Value" has the meaning set forth in Section 3.5.

            "Capital Account" has the meaning set forth in Section 3.7(a).

            "Capital Commitment" means with respect to any Member, the amount set forth opposite such Member's name on Schedule III and Schedule IV hereto in the columns labeled "Capital Commitment", as such amount may be adjusted in accordance with Section 3.11 hereof.

            "Capital Contribution" means a contribution by a Member to the capital of the Company pursuant to this Agreement. A Capital Contribution may be in cash or in such other form, including tangible and intangible assets, at such valuation as shall be established by the Board.

            "Cash Investor" has the meaning set forth in Section 3.7(a).

            "Certificate of Formation" has the meaning set forth in Section 1.1(a).

            "Class" means, with respect to any Interests or other equity interests in the Company, the Class A Common Interests, the Class B Common Interests, the Class A Preferred Interests, the Class B Preferred Interests, the Class C Interests, the Common Interests, the Preferred Interests and each other class of equity interests in the Company that may be issued from time to time in accordance with this Agreement, and with respect to any Members, the Class A Common Members, the Class B Common Members, the Common Members, the Class A Preferred Members, the Class B Preferred Members and the Class C Members.

            "Class A Common Capital Amount" has the meaning set forth in Section 4.3(b).

            "Class A Common Interest" means an interest in the Company that represents a "Class A Common" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions specified for Class A Common Interests in Article IV.

            "Class A Common Member" means a Member that owns a Class A Common Interest.

            "Class A Interests" means the Class A Common Interests and the Class A Preferred Interests.

            "Class A Preferred Appreciation Amount" has the meaning set forth in
Section 4.2(b).

            "Class A Preferred Capital Amount" has the meaning set forth in
Section 4.2(b).

            "Class A Preferred Interest" means an interest in the Company that represents a "Class A Preferred" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions specified for Class A Preferred Interests in
Article IV.

            "Class A Preferred Liquidation Amount" has the meaning set forth in
Section 4.2(b).

                                                                      PARENT LLC

            "Class A Preferred Member" means a Member that owns a Class A Preferred Interest.

            "Class B Common Interest" means an interest in the Company that represents a "Class B Common" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions specified for Class B Common Interests in Article IV.

            "Class B Common Member" means a Member that owns a Class B Common Interest,

            "Class B Interests" means the Class B Common Interests and the Class B Preferred Interests.

            "Class B Preferred Appreciation Amount" has the meaning set forth in
Section 4.4(b).

            "Class B Preferred Interest" means an interest in the Company that represents a "Class B Preferred" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions specified for Class B Preferred Interests in
Article IV.

            "Class B Preferred Member" means a Member that owns a Class B Preferred Interest.

            "Class C Capital Amount" has the meaning set forth in Section
4.6(b).

            "Class C Interest" means an interest in the Company that represents a "Class C " limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions specified for Class C Interests in Article IV.

            "Class C Member" means a Member that owns a Class C Interest.

            "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a Section of the Code shall include a reference to any amendatory or successor provision thereto.

            "Common Interests" means the Class A Common Interests and the Class B Common Interests.

            "Common Members" means, collectively, the Class A Common Members and the Class B Common Members.

                                                                      PARENT LLC

            "Company" has the meaning set forth in the recitals to this Agreement.

            "CVC" means Citicorp Venture Capital Limited, a Delaware corporation.

            "CVC Investors" means (i) CVC, (ii) each of the other Additional Members named under the heading "CVC Investors" in Part 1 and Part 2 of Schedule II hereto and (iii) each transferee of any of the foregoing that is a Permitted Transferee as provided in Section 6.3.

            "Delaware Act" has the meaning set forth in the recitals to this Agreement.

            "Director" means at any time and from time to time, each person that shall be a member of the Board at such time in accordance with this Agreement.

            "Eligible Offering" means an offer by the Company to sell for cash
(i) to one or more investors Interests or other equity securities of the Company, or any security or instrument convertible into or exchangeable for, carrying rights or options to purchase or purchased in conjunction with, Interests or other equity securities of the Company, or (ii) to one or more Cash Investors any other security of the Company, other than:

            (i) an offering of securities by the Company to or for the benefit of its employees, consultants, officers and/or directors in connection with or pursuant to any employee benefit or compensation plan or arrangement approved by the Board, whether currently in existence or created hereafter;

            (ii) the offering and sale of Interests pursuant to the Initial Members Subscription Agreement as in effect on the date hereof, the Additional Members Subscription Agreement as in effect on the date hereof, or in connection with any bank or other debt financing with a financial institution;

            (iii) the issuance of Interests or other equity securities of the Company pursuant to the exercise or conversion of any options, warrants or convertible securities issued in compliance with the preemptive rights set forth in Section 6.4;

            (iv) in connection with any merger of, or acquisition by, the Company, any corporate partnering, strategic alliance, technology transfer, equipment financing or similar transaction by the Company or other transaction by the Company approved by the Board for a consideration other than cash and that otherwise complied with the provisions of this Agreement; or

            (v) in an underwritten public offering registered under the Securities Act. (i)

                                                                      PARENT LLC

            "Fiscal Year" has the meaning set forth in Section 1.5.

            "Former Member" has the meaning set forth in Section 5.2.

            "Initial Investment" has the meaning set forth in the recitals to this Agreement.

            "Initial Members" has the meaning set forth in the recitals to this Agreement.

            "Initial Members Subscription Agreement" has the meaning set forth in the recitals to this Agreement.

            "Interests" has the meaning set forth in Section 4.1(a).

            "Intermediary Entity" means any of DCS Holding Co., ECS Holding Co., SCD Sharing Partnership, L.P. and SCE Sharing Partnership, L.P.

            "IRS" means the Internal Revenue Service.

            "Kerrville" has the meaning set forth in the recitals to this Agreement, Agreement.

            "Kerrville Acquisition Agreement" has the meaning set forth in the recitals to this "Kerrville Capital Accounts" has the meaning set forth in
Section 3.7(b).

            "Kerrville Members" has the meaning set forth in the recitals to this Agreement.

            "Kerrville Members Subscription Agreement" has the meaning set forth in the recitals to this Agreement.

            "Kerrville Net Profits" and "Kerrville Net Losses" have the meanings set forth in Section 3.7(d).

            "Letter Agreement" means the letter, dated as of September 3, 1999, addressed by WCAS VIII to Citicorp Venture Capital Limited and Vestar Capital Partners III, L.P.

            "Liquidation Event" means the occurrence of (i) the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, Southwest I or Southwest II, (ii) the consolidation or merger of the Company with or into any other entity (other than a merger which will not result in more than 50% of the voting Interests and economic interests of the Company, Southwest I or Southwest II outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting

                                                                      PARENT LLC

Interests and economic interests immediately prior to such merger in the same proportions in which such Interests were held immediately prior to such merger),
(iii) the sale of all or substantially all of the properties and assets of the Company, Southwest I or Southwest II as an entirety to any other person other than WCAS VIII, WCAS IX and/or any of their respective Affiliates, or (iv) the acquisition of "beneficial ownership" by any "person" or "group" of voting Interests of the Company representing more than 50% of the voting power of all outstanding voting Interests, all outstanding Class A Common Interests or all outstanding Class C Interests, whether by way of merger or consolidation or otherwise, other than any such acquisition by WCAS VIII, WCAS IX and/or any of their respective Affiliates, As used in the preceding sentence, (x) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act, whether or not applicable, (y) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all voting Interests of any Class that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (z) any "person" or "group" will be deemed to beneficially own any voting Interests of the Company or any Class thereof so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting Interests of the Company or of such Class, as the case may be.

            "Loan Agreement" means any of the agreements (including, without limitation any commitment letter contemplating any of such agreements, to the extent not superceded thereby) pursuant to which the Company or its direct and indirect subsidiaries arrange for, secure or obtain (i) loans and a credit facility from Bank of America, CoBank and the other members of the bank groups and (ii) subordinated loans from WCAS VIII or its affiliates and other investors designated by WCAS VIII, or such other source of subordinated loans to the Company's direct and indirect subsidiaries (in the case of clauses (i) and (ii) above, as such agreements may be amended, restated, supplemented, replaced or otherwise modified from time to time, including, without limitation, any agreement extending the maturity or term of, or refinancing or refunding, all or any portion of the indebtedness or obligations under, or increasing the amount to be borrowed or guaranteed under, any such agreements or successor agreements, whether or not by or among the same parties).

            "Majority Vote" means (i), with respect to any vote or written consent of the Members, the affirmative vote or written consent of Members holding Interests, representing a majority of the outstanding Interests entitled to vote on or consent to any matter, and (ii) with respect to any vote or written consent of one or more Classes of Members, the affirmative vote or written consent of Members holding any Class or Classes of Interests representing a majority of the outstanding Interests of such Class or Classes.

            "Mathew" has the meaning set forth in the recitals of this Agreement.

            "Members" has the meaning set forth in the recitals to this Agreement.

            "Members' Interest Register" has the meaning set forth in Section 2.11(a).

            "Merger Agreement" has the meaning set forth in Section 8.1.

            "Net Profits" and "Net Losses" mean, for any period from the date hereof through the date of dissolution and liquidation of the Company, the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, but (i) including as an item of profit income exempt from tax and described in Code
Section 705(a)(1)(B), (ii) treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code Section 705(a)(2)(B) and (iii) treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Company's property under Section 3.5(c) and the excess (deficit), if any, of the fair market value (taking Section 7701(g) of the Code into account) of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases in an amount consistent with Treasury Regulations Section 1.704-1
(b)(2)(iv)(g). Profit or loss resulting from the disposition of assets shall be determined by reference to Book Value rather than adjusted tax basis.

            "New Members" has the meaning set forth in Section 7.1(a).

            "Newco" has the meaning set forth in Section 6.6.

            "1999 Agreement" has the meaning set forth in the recitals of this Agreement,

            "Notice of Intention to Sell" has the meanings set forth in Sections 6.1(b) and Section 6.2(a), as applicable.

            "Original Agreement" has the meaning set forth in the recitals of this Agreement.

            "Original Telephone Business" has the meaning set forth in Section 1.6.

            "Page" has the meaning set forth in the recitals of this Agreement.

            "Permitted Transfer" means any transfer to a Permitted Transferee as contemplated by Section 6.3.

            "Permitted Transferee" has the meaning set forth in Section 6.3.

            "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

            "Plan Asset Regulations" means the Department of Labor Regulation
Section 2510.3-101(d).

            "Preferred Appreciation Amounts" means the Class A Preferred Appreciation Amounts and the Class B Preferred Appreciation Amounts.

            "Preferred Interest Redemption Date" has the meaning set forth in
Section 4.2(c)(ii).

            "Preferred Interests" means the Class A Preferred Interests and the Class B Preferred Interests.

            "Public Offering" has the meaning set forth in Section 8.2.

            "Public Sale" means any Public Offering or other sale of equity securities to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule in effect from time to time).

            "Purchaser" has the meaning set forth in Section 6.2(d).

            "Qualified Public Offering" has the meaning set forth in Section 2.10(c).

            "Redemption Event" means the consummation of an underwritten public offering of Interests (or other equity securities of the Company or any successor corporation thereto) registered under the Securities Act of 1933, as amended.

            "Regulated Holder" means any holder of securities of the Company that is (or that is a subsidiary of a bank holding company that is) subject to various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

            "Regulatory Allocations" has the meaning set forth in Section 3.8.

            "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by the United States Small Business Administration (or any CVC Investor reasonably believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the securities of the Company which such Person holds or

(ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of securities of the Company than is permitted under any law or regulation or any requirement of the United States Small Business Administration applicable to such Person or to which such Person is subject.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Selling Investor" has the meaning set forth in Section 6.2(a).

            "Southwest I" has the meaning set forth in the recitals to this Agreement.

            "Southwest I Capital Accounts" has the meaning set forth in Section 3.7(a).

            "Southwest I Members" has the meaning set forth in the recitals to this Agreement.

            "Southwest I Net Losses" has the meaning set forth in Section
3.7(c).

            "Southwest I Net Profits" has the meaning set forth in Section
3.7(c).

            "Southwest II" has the meaning set forth in the recitals to this Agreement.

            "Surviving Business Entity" has the meaning set forth in Section 8.1(a)(ii).

            "Tax Distribution" has the meaning set forth in Section 3.12(b).

            "Tax Matters Partner" has the meaning set forth in Section 3.14(a).

            "Transfer" means to sell, transfer, assign, pledge or otherwise encumber or dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly; provided, that a lien arising with respect to Interests in connection with a general lien on all or substantially all of the assets of the holder of Interests shall not constitute a Transfer.

            "Treasury Regulations" means the regulations promulgated by the U.S. Department of Treasury under the Code, as such regulations may be amended from time to time.

            "Vestar" means Vestar Capital Partners III, L.P.; a Delaware limited partnership.

            "Vestar Investors" means (i) Vestar, (ii) each of the other Additional Members under the heading "Vestar Investors" in Part 1 and Part 2 of
Schedule II hereto and (iii) each transferee of any of the foregoing that is a Permitted Transferee as provided in Section 6.3.

            "WCAS CP III" means WCAS Capital Partners III, L.P., a Delaware limited partnership.

            "WCAS Investors" means (i) SCD Sharing Partnership, L.P., SCE Sharing Partnership, L.P., each a Delaware limited partnership and subsidiary of WCAS VIII and WCAS IX, respectively, (ii) WCAS VIII and WCAS IX, (ii) each of the other Additional Members named under the heading "WCAS Investors" in Part 1 and Part 2 of Schedule II hereto and (iii) each transferee of any of the foregoing that is a Permitted Transferee as provided in Section 6.3.

            "WCAS VIII" means Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership.

            "WCAS IX" means Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership.

            "Zitz" has the meaning set forth in the recitals of this Agreement.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

            10.1 Entire Agreement. This Agreement, including the Exhibits and other documents and schedules attached hereto or incorporated herein by reference and the Subscription Agreements, constitute the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes (i) Part A of the Letter Agreement, (ii) the 1999 Agreement and (iii) all prior agreements and oral understandings among the Members with respect to such matters except for the Letter Agreement (exclusive of Part A referred to above), it being understood that if there is a conflict between the provisions of this Agreement and the surviving provisions of the Letter Agreement, the provisions of this Agreement shall prevail.

            10.2 Amendment. This Agreement may not be modified or amended, and no provision hereof may be waived, except by Majority Vote of the Class A Common Members and the Class C Members, voting together as a single Class; provided, however, that:

            (a) this Agreement may not be modified or amended, and no provision hereof may be waived, in any manner which:

            (i) treats any holder of any Interest differently from any other holder of the same series, class or type of Interest without the consent of the holder differently treated;

            (ii) adversely affects the rights of the holders of the Class B Preferred Interests to share ratably with the holders of the Class A Preferred Interests, as provided in Section 4.6(a)(iii), except by Majority Vote of the Class B Preferred Members;

            (iii) adversely affects the rights of the holders of the Class B Common Interests to share ratably with the holders of the Class A Common Interests in the net assets of the Company as provided in Section 4.6(a)(iv);

            (iv) adversely affects the rights of the holders of the Class A Interests and the Class B Interests, to the exclusion of the Class C Members, to share the entire amount of assets or proceeds, to the extent arising from or attributable to all sources other than Southwest II, except by Majority Vote of the Class A Members;

            (v) adversely affects the rights of the holders of the Class C Interests, to the exclusion of the Class A Members and the Class B Members, to share the entire amount of assets or proceeds, to the extent arising from or attributable to Southwest II, except by Majority Vote of the Class C Members; or

            (vi) modifies, amends or waives any provision of Section 2.12, or clause (i) of this Section 10.2 or increases the Capital Commitment of any Member, without the consent of each Member affected thereby;

            (b) without the consent of the holders of two-thirds of the total outstanding Class A Common Interests and Class C Interests, voting together as a single Class, no modification, amendment or waiver may be made of all or any portion of the following Articles, Sections and paragraphs of this Agreement or any definition used, directly or indirectly therein: paragraphs (d), (f), (i) and (m) of Section 2.3, Section 2.8(a), Section 3.2, Section 3.7, Section 3.8,
Section 3.12, Section 7.1(a), the economic terms and priorities established by
Article IV, Article VI, Section 8.3, Section 8.4 and this Section 10.2;

            (c) without the consent of the Vestar Investors, no modification, amendment or waiver in any manner adverse to the rights of the Vestar Investors may be made of all or any portion of the following Articles, Sections and paragraphs of this Agreement or any definition used, directly or indirectly therein: paragraphs (d) and (e) of Section 2.7, Section 2.8(a), Section 2.10(c), clauses (v) and (vi) and the second proviso to the penultimate sentence of
Section 6.3, Section 6.4, this clause (c) of this Section 10.2 and, for so long as Vestar Investors shall own at least 50% of the Common Interests originally subscribed for by the Vestar Investors, Section 8.1 through Section 8.5; and

            (d) without the consent of CVC, no modification, amendment or waiver in any manner adverse to the rights of the CVC Investors may be made of all or any portion of the following Articles, Sections and paragraphs of this Agreement or any definition used, directly or (b) indirectly therein: clauses (iv), (v) and (vi) and the second proviso to the penultimate sentence of Section 6.3, Section 6.4, Section 7.1(d), the proviso to the last sentence of the definition of "Applicable Percentage" and this clause
(d) of this Section 10.2.

Notwithstanding anything to the contrary in this Agreement, but subject to the restriction on increasing Capital Commitments without the consent of each Member affected thereby contained in this Section 10.2, Schedule III attached hereto may be amended from time to time by the Board to the extent required to reflect accurately the then current status of the information contained thereon.

            10.3 Duration of Certain Agreements. The agreements of the Members set forth in Section 6.2, Article VII, Section 8.3 and Section 8.4 of this Agreement shall terminate, (i) with respect to the Class A Members and the Class C Members, upon the earlier to occur of (x) a Liquidation Event affecting the Class A Interests or the Class C Interests, as the case may be, and (y) a Qualified Public Offering and (ii) with respect to any Member, the date on which such Member, together with its Permitted Transferees that are Affiliates of (or co-invested with) such Member, no longer own at least 25% of the Common Interests (or any security received in exchange for or in connection with a distribution with respect thereto) originally subscribed for by such Person. The agreements of Members the set forth in Section 6.1 and Section 6.5 shall terminate upon the earlier of (x) a Liquidation Event affecting the Class A Interests or the Class C Interests, as the case may be, and (y) the date on which all of following circumstances exist: (1) the WCAS Investors no longer own at least 25% of either the Class A Common Interests or the Class C Interests, as the case may be, (2) a Qualified Public Offering shall have occurred and (3) to the extent required such that at least 30% of the Common Interests or 30% of the Class C Interests (or such common equity equivalents of either such Class as shall then be publicly traded) shall be held by the public, one or more additional Public Sales shall have occurred.

            10.4 Interpretation. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

            10.5 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid, and this Agreement shall remain in full force and effect and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

            10.6 Burden and Benefit Upon Successors. Except as expressly otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

            10.7 Further Assurances. Each Member hereby agrees that such Member shall hereafter execute and deliver such further instruments, provide all information and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

            10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

            10.9 Waiver. Any forbearance or failure or delay by any officer, Director or Member to exercise any rights, powers or remedies hereunder shall not be deemed to be a waiver of such rights, powers or remedies and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise hereof; and every right, power or remedy of any officer, Director or Member shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by such officer, Director or Member.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                               INITIAL MEMBERS

                                               /s/ Anne K. Bingaman
                                               ________________________________
                                                       Anne K. Bingaman

                                               /s/ Boban Mathew
                                               ________________________________
                                                       Boban Mathew

                                               /s/ Michael A. Page
                                               ________________________________
                                                       Michael A. Page

                                               REVOCABLE TRUST OF MARK ZITZ

                                                ______________________________

                                               By: /s/ Mark. S. Zitz
                                                   _____________________________
                                               Name: Mark S. Zitz
                                               Title: Trustee

                               ADDITIONAL MEMBERS

                                    SCD SHARING PARTNERSHIP, LP.

                                    By WCAS VIII Associates LLC, General Partner
                                    By:
                                    Managing Member

                                    SCE SHARING PARTNERSHIP, L.P.

                                    By WCAS VIII Associates LLC, General Partner
                                    By:
                                    Managing Member

                                    Patrick J. Welsh*
                                    Russell L. Carson*
                                    Bruce K. Anderson*
                                    Andrew M. Paul*
                                    Pondfield Holdings, L.P.*
                                    Thomas E. McInerney*
                                    Robert A. Minicucci*
                                    Anthony J. deNicola*
                                    Paul B. Queally*
                                    Lawrence B. Sorrel*
                                    D. Scott Mackesy*
                                    John Clark*
                                    Sean M. Traynor*
                                    John Almeida, Jr.*
                                    Sanjay Swani*
                                    Eric Lee*
                                    Jonathan M. Rather*

                                    By:
                                    Jonathan M. Rather*, Individually and as
                                         Attorney-in-Fact

                                    /s/ Lauren Melkus
                                    ______________________________________
                                               Lauren Melkus

                                    WCA MANAGEMENT CORPORATION*

                                    By: ___________________________________

* Also Kerrville Members

                                                                      PARENT LLC

                                             GUAYACAN PRIVATE EQUITY FUND, L.P.
                                             By
                                             Advent-Mono Equity Partners, Inc.
                                             General Partner

                                             By:
                                             Name:
                                             Title:

                                                                      PARENT LLC

                                          ESTATE OF RUDOLPH E. RUPERT

                                             By:

                                             Claudia de Dominicis, Executor

                                                                      PARENT LLC

                                      VESTAR CAPITAL PARTNERS III, L.P.*
                                      By: Vestar Associates III, LP.
                                      Its: General Partner
                                      By: Vestar Associates Corporation III
                                      Its: General Partner

                                      By:
                                      Name:
                                      Title:

                                      VESTAR CAPITAL PARTNERS IV, L.P.*
                                      By: Vestar Associates IV, LP.
                                      Its: General Partner
                                      By: Vestar Associates Corporation IV
                                      Its: General Partner

                                      By:
                                      Name:
                                      Title:

                                      VESTAR\VALOR, LLC*
                                      By: Vestar Associates IV, LP.,
                                      Its: Managing Member
                                      By: Vestar Associates Corporation IV
                                      Its: General Partner

                                      By:
                                      Name:
                                      Title:

*Also Kerrville Members

                                                                      PARENT LLC

                                      CITICORP VENTURE CAPITAL LTD.*

                                      By: ________________________________
                                      Name:
                                      Title:

                                      CCT PARTNERS VI, L.P.

                                      By                    , General Partner

                                      By _________________________________

                                      /s/ Richard M. Cashin, Jr.
                                      ____________________________________
                                           Richard M. Cashin, Jr.*

                                      NATASHA FOUNDATION*

                                      By  /s/ David Y. Howe
                                      ____________________________________
                                                  David Y. Howe*

                                      /s/ David F. Thomas
                                      ____________________________________
                                                  David F. Thomas*

                                      /s/ Richard E. Mayberry
                                      ____________________________________
                                                  Richard E. Mayberry*

                                      /s/ John D. Weber
                                      ____________________________________
                                                  John D. Weber*

*Also Kerrville Members

                                                                      PARENT LLC

                                      KERRVILLE MEMBERS

                                      WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                                      By WCAS VIII Associates LLC, General
                                      Partner

                                      By:_______________________________________
                                                  Managing Member

                                      WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                                      By WCAS IX Associates LLC, General Partner

                                      By:_______________________________________
                                                  Managing Member

                                                                      PARENT LLC

                                   SCHEDULE I

     Names and Addresses of Initial Members and Initial Membership Interests

                                      Membership       Description of
                                      Interest in the  Initial Capital
     Members                          Company (%)      Contributions($)
     -------                          -----------      ----------------
Anne K. Bingaman
Valor Telecom                           51.20%             5,120.00
1200 19'" Street NW
Washington, DC 20036

Boban Mathew                            22.18%             2,218.00
Valor Telecom - Tower 1
201 East John Carpenter Freeway
Irving, TX 75062

Michael A. Page                         22.18%             2,218.00
Valor Telecom - Tower 1
201 East John Carpenter Freeway
Irving, TX 75062

Revocable Trust of Mark Zitz             4.44%               444.00
c/o Mark S. Zitz 104 W Street
New Castle, DE 19720-5071

      TOTALS                           100.00%           $10,000.00
                                       ------            ----------

                                                                      PARENT LLC

                                   SCHEDULE II
                                     Part 1

                    Names and Addresses of Additional Members

WCAS Investors

  SCD Sharing Partnership, L.P.
  SCE Sharing Partnership, L.P.
  Patrick J. Welsh Russell L. Carson Bruce K. Anderson
  Andrew M. Paul Pondfield Holdings, L.P.
  Thomas E. McInerney
  Robert A. Minicucci
  Anthony J. deNicola
  Paul B. Queally
  Lawrence B. Sorrel
  D. Scott Mackesy
  John Clark
  Sean M. Traynor
  John Almeida, Jr.
  Sanjay Swani
  Eric Lee
  Jonathan M. Rather
  Lauren Melkus
  WCA Management Corporation
  c/o Welsh, Carson, Anderson & Stowe
  320 Park Avenue, Suite 2500
  New York, NY 10022-6815

  Guyacan Private Equity Fund, L.P.
  Advent Morro Equity Partners
  Banco Popular Building Suite 903 Calle Tetuan San Juan, PR
  00902 Attention: Rafael Ortiz

  The Estate of Rudolph E. Rupert
  c/o Claudia de Dominicis
  120 E. 87th Street
  New York, NY 10128

                                                                      PARENT LLC

                                  SCHEDULE II
                                 Part 1 (contd.)

                   Names and Addresses of Additional Members

Vestar Investors

      Vestar Capital
      Partners III, L.P. 245 Park Avenue
      41st Floor
      New York, NY 10167

      Vestar Capital Partners IV, L.P.
      245 Park Avenue
      41st Floor
      New York, New York 10167

      Vestar\Valor, LLC
      245 Park Avenue
      41st Floor
      New York, New York 10167

                                                                      PARENT LLC

                                   SCHEDULE II
                                 Part 1 (contd.)

CVC Investors

      Citicorp Venture Capital Ltd.
      399 Park Avenue
      14th Floor
      New York, NY 10043

      CCT PARTNERS VI, LP.
      Richard M. Cashin, Jr.
      NATASHA FOUNDATION
      David Y. Howe Richard E.
      Mayberry David F. Thomas
      John D. Weber
      c/o Citicorp Venture Capital Ltd.
      399 Park Avenue
      14th Floor
      New York, NY 10043

                                                                      PARENT LLC

                                   SCHEDULE II
                                     Part 2

                    Names and Addresses of Kerrville Members

Initial Members

Anne K. Bingaman
Valor Telecom
1200 19'h Street NW
Washington, DC 20036

Boban Mathew
Valor Telecom - Tower 1
201 East John Carpenter
Freeway Irving, TX 75062

Michael A. Page
Valor Telecom - Tower 1
201 East John Carpenter
Freeway Irving, TX 75062

Revocable Trust of Mark Zitz
c/o Mark S. Zitz 104 W 6th Street
New Castle, DE 19720-5071

                                                                      PARENT LLC

WCAS Investors

      Welsh, Carson, Anderson & Stowe VIII, L.P.
      Welsh, Carson, Anderson & Stowe IX, L.P.
      SCD Sharing Partnership, L.P.
      SCE Sharing Partnership, L.P.
      Patrick J. Welsh
      Russell L. Carson
      Bruce K. Anderson
      Andrew M. Paul
      Pondfield Holdings, L.P.
      Thomas E. McInerney
      Robert A. Minicucci
      Anthony J. deNicola
      Paul B. Queally
      Lawrence B. Sorrel
      D. Scott Mackesy
      John Clark
      Sean M. Traynor
      John Almeida, Jr.
      Sanjay Swani
      Eric Lee
      Jonathan M. Rather
      Lauren Melkus
      WCA Management Corporation
      c/o Welsh, Carson, Anderson & Stowe
      320 Park Avenue, Suite 2500
      New York, NY 10022-6815

      Guyacan Private Equity Fund, L.P.
      Advent Morro Equity Partners
      Banco Popular Building
      Suite 903 Calle Tetuan
      San Juan, PR 00902
      Attention: Rafael Ortiz

      The Estate of Rudolph E. Rupert
      c/o Claudia de Dominicis
      120 E. 87th Street
      New York, NY 10128

                                                                      PARENT LLC

                                  SCHEDULE II
                                 Part 2 (contd.)

                    Names and Addresses of Kerrville Members

Vestar Investors

      Vestar Capital Partners III, L.P.
      245 Park Avenue
      41st Floor
      New York, NY 10167

      Vestar Capital Partners IV, L.P.
      245 Park Avenue
      41st Floor
      New York, New York 10167

      Vestar\Valor, LLC
      245 Park Avenue
      41st Floor
      New York, New York 10167

                                                                      PARENT LLC

                                  SCHEDULE II
                                 Part 2 (contd.)

             Names and Addresses of Kerrville Members

CVC Investors

      Citicorp Venture Capital Ltd.
      399 Park Avenue
      14th Floor
      New York, NY 10043

      CCT PARTNERS VI, L.P.
      Richard M. Cashin, Jr.
      NATASHA FOUNDATION
      David Y. Howe Richard E. Mayberry David F.
      Thomas John D. Weber
      c/o Citicorp Venture Capital Ltd.
      399 Park Avenue 14th Floor
      New York, NY 10043

                                                                      PARENT LLC

                                  SCHEDULE III
                    Capital Commitments - Southwest I Members

[Excel document # 548894]

                                   SCHEDULE IV
                     Capital Commitments - Kerrville Members

[Excel document # 549317]

                                                                      PARENT LLC

                                    ANNEX A

                               Board of Directors

         Name

The Chairman of the Board

The Chief Executive Officer of the Company

Six Persons designated in writing to the Company by the WCAS Investors

Three Persons designated in writing to the Company by the Vestar Investors